UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
ProKidney Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee previously paid with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2000 Frontis Plaza Blvd., Suite 250
Winston-Salem, NC 27103
May 26, 2023
NOTICE OF 2023 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TIME:  10:00 a.m., Eastern Time
DATE:  June 29, 2023
PHYSICAL LOCATION: Unit 5-205, Governors Square Boardroom, 23 Lime Tree Bay Avenue, West Bay, Grand Cayman
VIRTUAL ACCESS: www.virtualshareholdermeeting.com/PROK2023
This year’s annual general meeting (the “annual meeting”) will be held on June 29, 2023 at 10:00 a.m. Eastern Time, physically at Unit 5-205, Governors Square Boardroom, 23 Lime Tree Bay Avenue, West Bay, Grand Cayman and virtually via live webcast at www.virtualshareholdermeeting.com/PROK2023 or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. For purposes of attendance at the annual general meeting, all references in this proxy statement to “present in person” or “in person” shall mean physically or virtually present at the annual meeting. You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting www.proxyvote.com and entering the 16-digit control number included in the notice regarding the Internet availability of proxy materials (the “Notice”) or proxy card that you receive. For further information about the virtual annual meeting, please see the section “Important Information About the Annual Meeting and Voting” beginning on page 3.
PURPOSES:
1.
To elect the following three director nominees named in this proxy statement to serve as Class I directors for three-year terms expiring at the annual general meeting in 2026 and until their successors are duly elected and qualified: William F. Doyle, Alan M. Lotvin, M.D., and Brian J. G. Pereira, M.D.;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
3.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.
WHO MAY VOTE:
You may vote if you were the record owner of ProKidney Corp. Class A ordinary shares or Class B ordinary shares at the close of business on May 22, 2023. A list of shareholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 2000 Frontis Plaza Blvd, Suite 250, Winston-Salem, North Carolina 27103.
All shareholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail by following the instructions in the Notice that you previously received in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the annual meeting. If you participate in and vote your shares at the annual meeting, your proxy will not be used.
BY ORDER OF OUR BOARD OF DIRECTORS
Dr. Tim Bertram
Chief Executive Officer
Winston-Salem, North Carolina
Dated: May 26, 2023

i

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL GENERAL MEETING TO BE HELD ON JUNE 29, 2023
This proxy statement, the Notice of 2023 Annual General Meeting of Shareholders, our form of proxy card and our 2022 annual report to shareholders are available for viewing, printing and downloading at www.proxyvote.com. To view these materials please have your 16-digit control number(s) available that appears on your proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to shareholders by electronic delivery.
Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2022, on the website of the Securities and Exchange Commission (the “SEC”), at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.prokidney.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: ProKidney Corp., Attn: Todd Girolamo, 2000 Frontis Plaza Blvd, Suite 250, Winston-Salem, North Carolina 27103. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why is the Company soliciting my proxy?
Our board of directors (the “Board”) is soliciting your proxy to vote at the 2023 annual general meeting of shareholders to be held physically at Unit 5-205, Governors Square Boardroom, 23 Lime Tree Bay Avenue, West Bay, Grand Cayman and virtually via live webcast at www.virtualshareholdermeeting.com/PROK2023, on Thursday, June 29, 2023, at 10:00 a.m., Eastern Time and any adjournments or postponements of the meeting, which we refer to as the annual meeting. This proxy statement, along with the accompanying Notice of 2023 Annual General Meeting of Shareholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.
We have made available to you on the Internet or have sent you this proxy statement, the Notice of 2023 Annual General Meeting of Shareholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 because you owned our Class A or Class B ordinary shares on the record date. We intend to commence distribution of proxy materials to shareholders on or about May 26, 2023.
How do I attend the annual meeting virtually?
The live audio webcast of the annual meeting will begin promptly at 10:00 a.m., Eastern Time. Online access to the audio webcast will open 15 minutes prior to the start of the annual meeting to allow time for you to log-in and test your device’s audio system. The annual meeting is running the most updated version of the applicable software and plugins. You should ensure you have a strong Internet connection wherever you intend to participate virtually in the annual meeting. You should also allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the annual meeting.
Log-in Instructions. To be admitted to the annual meeting virtually, you will need to log-in at www.virtualshareholdermeeting.com/PROK2023 using the 16-digit control number found on the proxy card or voting instruction card previously mailed or made available to shareholders entitled to vote at the annual meeting.
If I attend the annual meeting virtually, will I be able to ask questions and have these questions answered during the annual meeting?
Shareholders who choose to attend the annual meeting virtually may submit questions for the annual meeting after logging in. If such shareholders wish to submit a question, they may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/PROK2023, typing their question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions before the start time of the meeting.
Appropriate questions related to the business of the annual meeting (the proposals being voted on) will be answered during the annual meeting, subject to time constraints. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered at https://investors.prokidney.com/ as soon as practical after the annual meeting. Additional information regarding the ability of shareholders to ask questions during the annual meeting, related to rules of conduct and other materials for the Annual Meeting will be available at https://investors.prokidney.com/.
What happens if there are technical difficulties during the annual meeting?
If you encounter any difficulties accessing the annual meeting during the check-in or meeting time, please call the technical support number that will be posted on the meeting log-in page for assistance. Technical support will be available beginning approximately 15 minutes prior to the start of the annual meeting through its conclusion. Additional information regarding matters addressing technical and logistical issues, including technical support during the annual meeting, will be available on the meeting website.
Who may vote?
Only holders of record of our Class A ordinary shares or Class B ordinary shares at the close of business on May 22, 2023 will be entitled to vote at the annual meeting. On this record date, there were 61,590,231 Class A ordinary shares and 173,537,435 Class B ordinary shares outstanding and entitled to vote.

If on May 22, 2023 your ordinary shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust, then you are a shareholder of record.
If on May 22, 2023 your ordinary shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of 2023 Annual General Meeting of Shareholders is being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.
You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.
How many votes do I have?
Each Class A ordinary share or Class B ordinary share that you own entitles you to one vote.
How do I vote?
Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted “FOR,” “AGAINST” or “ABSTAIN” with respect to each of the proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting.
If your shares are registered directly in your name through our transfer agent, Continental Stock Transfer & Trust, or you have share certificates registered in your name, you may vote:
•
By Internet or by telephone. Follow the instructions included in the notice regarding the Internet availability of proxy materials (the “Notice”) or, if you received printed materials, in the proxy card to vote over the Internet or by telephone.

•
By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as noted below.

•	In person at the meeting. If you attend the meeting in person, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.
Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 28, 2023.
If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to shareholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

What proposals will be voted on at the annual meeting?
At the annual meeting, shareholders will be asked to vote:
1.
To elect the following three director nominees to serve as Class I directors for three-year terms expiring at the annual general meeting in 2026 and until their successors are duly elected and qualified: William F. Doyle, Alan M. Lotvin, M.D., and Brian J. G. Pereira, M.D.; and

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
How does the Board recommend that I vote on the proposals?
The Board recommends that you vote as follows:
•	“FOR” the election of each of the Class I nominees for director; and
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.
If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with the proxy holder’s best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.
May I change or revoke my proxy?
If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:
•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•	by re-voting by Internet or by telephone as instructed above;
•	by notifying ProKidney Corp.’s Secretary/Clerk in writing before the annual meeting that you have revoked your proxy; or
•
by attending the annual meeting and voting at the meeting. Attending the annual meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.
What if I receive more than one notice or proxy card?
You may receive more than one Notice or proxy card if you hold our Class A or Class B ordinary shares in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.
Will my shares be voted if I do not vote?
If your shares are registered in your name or if you have share certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

What vote is required to approve each proposal and how are votes counted?
Proposal 1: Elect Directors
An ordinary resolution, being a resolution passed by the holders of not less than a simple majority of the ProKidney Class A and Class B ordinary shares, voting as a single class, represented in person or by proxy and entitled to vote thereon and who vote at the annual meeting, is required for the election of each director . If the number of shares voted “FOR” a director nominee exceeds the number of votes cast “AGAINST,” the nominee will be elected as a director. You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of the nominees for election as director. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Abstentions and broker non-votes, if any, will not count as a vote cast at the annual meeting and will have no effect on the results of this vote, other than counting towards the quorum of the meeting.

Proposal 2: Ratify Appointment of Independent Registered Public Accounting Firm
An ordinary resolution, being a resolution passed by the holders of not less than a simple majority of the ProKidney Class A and Class B ordinary shares, voting as a single class, represented in person or by proxy and entitled to vote thereon and who vote at the annual meeting for this proposal is required to ratify the selection of our independent registered public accounting firm. If the number of shares voted “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm exceeds the number of votes cast “AGAINST,” the appointment of Ernst & Young LLP as our independent registered public accounting firm will be ratified. You may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our shareholders to select our independent registered public accounting firm. However, if our shareholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023, our Audit committee of the Board will reconsider its selection.

Where can I find the voting results of the annual meeting?
The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
What are the costs of soliciting these proxies?
We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.
What constitutes a quorum for the annual meeting?
The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding ordinary shares entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of shareholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting
We are pleased to offer two options for our 2023 annual meeting: (1) viewing a live Webcast at www.virtualshareholdermeeting.com/PROK2023 or (2) attending in person. The annual meeting will be held at 10:00 a.m., Eastern Time on Thursday, June 29, 2023 at Unit 5-205, Governors Square Boardroom, 23 Lime Tree Bay Avenue, West Bay, Grand Cayman. When you arrive at the meeting, signs will direct you to the appropriate meeting rooms. If you choose to view the Webcast, go to www.virtualshareholdermeeting.com/PROK2023 shortly before the meeting time, and follow the instructions for downloading the Webcast. If you miss the annual meeting, you can view a replay of the Webcast at www.proxyvote.com until July 31, 2023. You need not attend the annual meeting in order to vote.
Householding of Annual Disclosure Documents
Some brokers or other nominee record holders may be sending you, a single set of our proxy materials if multiple ProKidney Corp. shareholders live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
We will promptly deliver a separate copy of our Notice or if applicable, our proxy materials to you if you write or call our corporate secretary at: 2000 Frontis Plaza Blvd, Suite 250, Winston-Salem, North Carolina 27103 or 336-999-7029. If you want to receive your own set of our proxy materials in the future or, if you share an address with another shareholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.
Electronic Delivery of Company Shareholder Communications
Most shareholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.
You can choose this option and save us the cost of producing and mailing these documents by :
•	following the instructions provided on your Notice or proxy card;
•	following the instructions provided when you vote over the Internet; or
•	going to www.proxyvote.com and following the instructions provided.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to the Company regarding the beneficial ownership of the Company’s ordinary shares as of May 22, 2023 by:
•	each person known to the Company to be the beneficial owner of more than 5% of the outstanding Company ordinary shares;
•	each of Company’s executive officers and directors; and
•	all executive officers and directors of the Company as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed below has sole voting and investment power with respect to such shares. Ordinary shares subject to options exercisable on or within 60 days after May 22, 2023 are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options but are not deemed outstanding for computing the percentage ownership of any other person.
The beneficial ownership of the Company ordinary shares is based on 61,590,231 Class A ordinary shares and 173,537,435 Class B ordinary shares issued and outstanding as of May 22, 2023.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all ordinary shares beneficially owned by them.
Name and Address of Beneficial Owner(1)	Class A Ordinary Shares	Class B Ordinary Shares	% of Total Voting Power
Directors and Named Executive Officers
Tim Bertram, Ph.D.(2)	126,437	3,542,669	1.6%
Pablo Legorreta(3)(7)	—	94,677,968	40.3%
William F. Doyle(4)	—	1,405,088	*
Jennifer Fox	43,123	—	*
José Ignacio Jiménez Santos	—	—	*
Alan M. Lotvin(5)	—	1,405,088	*
John M. Maraganore, Ph.D.(6)	—	450,156	*
Brian J.G. Pereira, M.D(7)	—	1,405,088	*
Uma Sinha, Ph.D.	30,000	—	*
Deepak Jain, Ph.D.(8)	247,407	1,190,056	*
Todd Girolamo(9)	166,898	81,928	*
All Directors and Executive Officers as a Group (13 persons)	820,723	104,958,407	44.8%
Greater-than-Five Percent Holders
Tolerantia, LLC(3)(10)	—	94,677,968	40.3%
Control Empresarial de Capitales, S.A. de C.V. (formerly Inversora Carso, S.A. de C.V.)(10)(11)	—	63,118,645	26.8%
Chamath Palihapitiya(12)	16,273,000	—	6.9%
Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, as Trustee of Trust I14165(13)	5,000,000	—	2.1%
IHCI Investments LP(14)	4,975,125	—	2.1%
Jupiter CAN LP(15)	5,000,000	—	2.1%
Morgan Stanley Investment Management Inc.(16)	10,934,182	—	4.7%
Aaron Cowen(17)	3,905,758	—	1.7%
*	Indicated beneficial ownership of less than 1%.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o ProKidney Corp., 2000 Frontis Plaza Blvd., Ste 250, Winston-Salem, North Carolina, 27103

(2)
Includes options to purchase up to 126,437 Class A ordinary shares that are vested and exercisable or will become vested and exercisable within 60 days of May 22, 2023 and 3,542,669 Class B ordinary shares issued as consideration in the business combination between Social Capital Suvretta Holdings Corp. III and ProKidney LP (“PKLP”) (the “Business Combination”) and does not include 1,402,268 Class B ordinary shares issuable upon the vesting of Restricted Common Units of ProKidney (“PMEL RCUs”).

(3)
Represents 94,677,968 Class B ordinary shares held by Tolerantia, LLC (“Tolerantia”), a Delaware limited liability company, which is an affiliate controlled and majority-owned by Mr. Pablo Legorreta. Mr. Legorreta controls the voting and disposition of the shares held by Tolerantia. Mr. Legorreta disclaims beneficial ownership of the shares held by Tolerantia except to the extent of his indirect pecuniary interest therein. The business address of Tolerantia is 110, East 59th Street, Suite 3300, New York, New York, 10022.

(4)	Represents 1,405,088 Class B ordinary shares issued as consideration in the Business Combination and does not include 109,238 Class B ordinary shares issuable upon the vesting of PMEL RCUs.
(5)	Represents 1,405,088 Class B ordinary shares issued as consideration in the Business Combination and does not include 109,238 Class B ordinary shares issuable upon the vesting of PMEL RCUs.
(6)	Represents 450,156 Class B ordinary shares issued as consideration in the Business Combination and does not include 163,857 Class B ordinary shares issuable upon the vesting of PMEL RCUs.
(7)
Represents 1,405,088 Class B ordinary shares issued as consideration in the Business Combination and does not include 109,238 Class B ordinary shares issuable upon the vesting of PMEL RCUs. The Class B ordinary shares are held by the Brian J.G. Pereira 2012 Irrevocable Trust, for which Sunita Pereira, who is married to Mr. Pereira, serves as Trustee. Mr. Pereira disclaims beneficial ownership of the Class B ordinary shares reported herein except to the extent of any indirect pecuniary interest therein.

(8)
Includes options to purchase up to 247,407 Class A ordinary shares that are vested and exercisable or will become vested and exercisable within 60 days of May 22, 2023 and 1,190,056 Class B ordinary shares issued as consideration in the Business Combination and does not include 377,883 Class B ordinary shares issuable upon the vesting of PMEL RCUs.

(9)
Includes options to purchase up to 166,898 Class A ordinary shares that are vested and exercisable or will become vested and exercisable within 60 days of May 22, 2023 and 81,928 Class B ordinary shares.

(10)
Information in the table and footnote is based upon information provided to us by the direct shareholder, Control Empresarial de Capitales, S.A. de C.V. (“CEC”). Represents 63,118,645 Class B ordinary shares held by CEC. Members of the Slim family, directly or indirectly, own all of the issued and outstanding voting equity securities of CEC. Therefore, the Slim family may be deemed to beneficially own indirectly the Class B ordinary shares held by CEC. CEC is a sociedad anónima de capital variable organized under the laws of the United Mexican States (“Mexico”). The Slim family has an address of Paseo de las Palmas 736, Colonia Lomas de Chapultepec, 11000 Ciudad de Mexico, Mexico and Control Empresarial has an address of Paseo de las Palmas 781, Piso 3, Colonia Lomas de Chapultepec, Seccion III, Migual Hidalgo, Ciudad de Mexico, Mexico, 11000.

(11)
The Voting Agreement provides that from the closing of the Business Combination (the “Closing,” and the date of the Closing, the “Closing Date”) until the third anniversary of the Closing, CEC shall vote all ordinary shares beneficially held by it in a manner proportionate to the manner in which all other Class B ordinary shares not held by CEC, including the Class B ordinary shares beneficially held by Tolerantia, are voted, with respect to the election, appointment, or removal of any director to the Board. As a result, Tolerantia may be deemed to share beneficial ownership of CEC’s ordinary shares.

(12)
Consists of 16,273,000 Class A ordinary shares. SC PIPE Holdings LLC (“SC PIPE Holdings”) is the record holder of 9,500,000 of the Class A ordinary shares reported herein. SC PIPE Holdings is controlled by Mr. Palihapitiya, the former Chief Executive Officer and Chairman of the Board of Directors of Social Capital Suvretta Holdings Corp. III (“SCS”). SC Master Holdings, LLC (“SC Master Holdings”) is the sole member of SC PIPE Holdings. Mr. Palihapitiya and SC Master Holdings may be deemed to beneficially own Class A ordinary shares held directly by SC PIPE Holdings by virtue of their indirect or direct interests in SC PIPE Holdings or their control over SC PIPE Holdings, as the case may be. SC Master Holdings is the record holder of 3,773,000 of the Class A ordinary shares reported herein. SC Master Holdings is controlled by Mr. Palihapitiya. Mr. Palihapitiya may be deemed to beneficially own Class A ordinary shares held directly by SC Master Holdings by virtue of his indirect interests in SC Master Holdings or his control over SC Master Holdings, as the case may be. A trust for the benefit of members of Mr. Palihapitiya’s immediate family (the “Family Trust”), is the record holder of 3,000,000 of the Class A ordinary shares reported herein. Mr. Palihapitiya may be deemed to beneficialown Class A ordinary shares held directly by the Family Trust. The address of each of Mr. Palihapitiya, SC Master Holdings and SC PIPE Holdings is c/o SC Master Holdings, LLC, 506 Santa Cruz Avenue, Suite 300, Menlo Park, California 94025.

(13)
Consists of 5,000,000 Class A ordinary shares held of record by Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, acting solely and exclusively in its capacity as trustee of the trustee of Trust I14165 (the “Trust”), whose record holders are the Trust Beneficiaries (as defined below), issued in connection with, and, upon the closing of, the PIPE Placement. Each of (i) Bertha Paula Michel Gonzalez, (ii) Maria Magdalena Michel Gonzalez and (iii) Maximino Jose Michel Gonzalez (collectively, the “Trust Beneficiaries”), has voting and dispositive power over, one-third of the total number of Class A ordinary shares held by the Trust. The address of the Trust is Boulevard Manuel Avila Camacho No. 40, Piso 7, Lomas De Chapultepec, Ciudad De México 11000. The address of each of the Trust Beneficiaries is Bosque De Radiatas 6-602, Bosques De Las Lomas, Cuajimalpa 05120, Mexico.

(14)
Consists of 4,975,125 Class A ordinary shares held of record by IHCI Investments LP issued in connection with, and, upon the closing of, the PIPE Placement. The address of IHCI Investments LP is 1188 Union, Montreal QC H3B 0E5, Canada.

(15)
Consists of 5,000,000 Class A ordinary shares held of record by Jupiter CAN LP issued in connection with, and, upon the closing of, the PIPE Placement. The address of Jupiter CAN LP is 5930 Royal Lane, Suite E, #117, Dallas TX 75230-3896.

(16)
Morgan Stanley Investment Management Inc. is the adviser or sub-adviser, as the case may be, of each of (i) Brighthouse Funds Trust I: Morgan Stanley Discovery Portfolio, holding 497,653 Class A ordinary shares, (ii) ERAFP Actions Mid Cap USA I holding 12,443 Class A ordinary shares, (iii) Growth Trust holding 245,905 Class A ordinary shares, (iv) Inception Trust holding, 166,790 Class A ordinary shares, (v) Johnson & Johnson Pension and Savings Master Trust (JJ9L) holding 15,421 Class A ordinary shares, (vi) Johnson & Johnson Pension and Savings Master Trust (JJ9LDB) holding 136,426 Class A ordinary shares, (vii) Kinstead Global Equity Pool holding 16,039 Class A ordinary shares, (viii) Lawrencium Atoll Investments Ltd. Holding 34,707 Class A ordinary shares, (ix) Master Trust for Defined Contribution Plans of American Airlines, Inc. and Affiliates holding 109,253 Class A ordinary shares, (x) Morgan Stanley Funds (UK)—Global Insight Fund holding 7,231 Class A ordinary shares, (xi) Morgan Stanley Insight Fund holding 1,421,688 Class A ordinary shares, (xii) Morgan Stanley Institutional Fund Trust—Discovery Portfolio holding 800,384 Class A ordinary shares, (xiii) Morgan Stanley Institutional Fund, Inc.—Inception Portfolio holding 332,167 Class A ordinary shares, (xiv) Morgan Stanley Institutional Fund, Inc.— Counterpoint Global Portfolio holding 3,802 Class A ordinary shares, (xv) Morgan

Stanley Institutional Fund, Inc.—Global Endurance Portfolio holding 19,748 Class A ordinary shares, (xvi) Morgan Stanley Institutional Fund, Inc.—Global Insight Portfolio holding 67,622 Class A ordinary shares, (xvii) Morgan Stanley Institutional Fund, Inc.—Growth Portfolio holding 3,865,953 Class A ordinary shares, (xviii) Morgan Stanley Investment Funds—Counterpoint Global Fund holding 1,657 Class A ordinary shares, (xiv) Morgan Stanley Investment Funds—Global Endurance Fund holding 34,186 Class A ordinary shares, (xx) Morgan Stanley Investment Funds—Global Insight Fund holding 293,852 Class A ordinary shares, (xxi) Morgan Stanley Investment Funds—US Growth Fund holding 1,549,102 Class A ordinary shares, (xxii) Morgan Stanley Investment Funds—US Insight Fund holding 46,844 Class A ordinary shares, (xxiii) Morgan Stanley Variable Insurance Fund, Inc.—Discovery Portfolio holding 79,084 Class A ordinary shares, (xxiv) Morgan Stanley Variable Insurance Fund, Inc.—Growth Portfolio holding 242,043 Class A ordinary shares (collectively, the “MS Accounts”) and holds voting and dispositive power with respect to shares of record held by each of the MS Accounts. Each of the MS accounts received their respective Class A ordinary shares in connection with the issuance of, and, upon the closing of, the PIPE Placement. The address of Morgan Stanley Investment Management Inc., acting as adviser or sub-adviser, as the case may be, of each of the MS Accounts is 522 Fifth Avenue, New York, NY 10036.
(17)
Consists of 712,583 Class A ordinary shares held by Mr. Cowen and 3,193,175 Class A ordinary shares held by Averill Master Fund, Ltd. (“Averill Fund”). Mr. Cowen may be deemed to control Suvretta Capital Management, LLC, the investment manager of the Averill Fund, and therefore may be deemed to beneficially own the Class A ordinary shares held by the Averill Fund. Mr. Cowen disclaims beneficial ownership of the Class A ordinary shares reported herein except to the extent of any indirect pecuniary interest therein. The address of Mr. Cowen is c/o Suvretta Capital Management, LLC, 540 Madison Avenue, 7th Floor, New York, NY 10022.

MANAGEMENT AND CORPORATE GOVERNANCE
Our Board of Directors
Corporate Governance
Composition of the Board
ProKidney’s business and affairs is organized under the direction of the Board. Mr. Legorreta serves as the Chairperson of the Board. The primary responsibilities of Board are to provide oversight, strategic guidance, counseling and direction to ProKidney’s management. The Board meets on a regular basis and additionally as required.
In accordance with the terms of our Second Amended and Restated Memorandum and Articles of Incorporation (the “Charter”), the Board may establish the authorized number of directors from time to time by resolution. The Board consists of nine members and is divided into three classes with staggered three-year terms. At each annual general meeting of shareholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual general meeting following election. ProKidney’s directors is divided among the three classes as follows:
•	the Class I directors are William F. Doyle, Alan M. Lotvin, M.D., Brian J. G. Pereira, M.D., and their terms will expire at the annual general meeting of shareholders to be held in 2023;
•	the Class II directors are Jennifer Fox, John M. Maraganore, Ph.D. and José Ignacio Jiménez Santos, and their terms will expire at the annual general meeting of shareholders to be held in 2024; and
•	the Class III directors are Tim Bertram, Ph.D., Pablo Legorreta and Uma Sinha, Ph.D., and their terms will expire at the annual general meeting of shareholders to be held in 2025.
The division of the Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.
On March 23, 2023, the Board accepted the recommendation of the Nominating Committee and voted to nominate Messrs. William F. Doyle, Alan M. Lotvin, M.D. and Brian J. G. Pereira, M.D. for election at the annual meeting for a term of three years to serve until the 2026 annual general meeting of shareholders, and until their respective successors have been elected and qualified.
Set forth below are the names of the persons nominated for election as directors and those directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years as of May 22, 2023. Additionally, information about the specific experience, qualifications, attributes or skills that led to the Board’s conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:/
Name	Age	Position
Pablo Legorreta	59	Chairman of the Board, Director
Tim Bertram, Ph.D.	67	Chief Executive Officer and Director
William F. Doyle	60	Director
Jennifer Fox	52	Director
José Ignacio Jiménez Santos	48	Director
Alan M. Lotvin, M.D.	61	Director
John M. Maraganore, Ph.D.	60	Director
Brian J.G. Pereira, M.D.	64	Director
Uma Sinha, Ph.D.	66	Director

Director Nominees
Class I Director Nominees for Election for a Three-year Term Expiring at the Company’s 2026 Annual General Meeting of Shareholders
William F. Doyle
Mr. Doyle has served on the Board and on the board of directors of ProKidney Corp. GP Limited (“GP”) the (“GP Board”) since the Closing. Mr. Doyle was a member of the board of ProKidney GP Limited (“Legacy GP”) (the Legacy GP Board”) from January 2022 until the Closing and has served on the board of ProKidney (formerly known as RegenMed (Cayman) Ltd. (d/b/a inRegen)) (“ProKidney-KY”) (the “ProKidney-KY Board”) since January 2022. Mr. Doyle is a recognized expert in medical devices commercialization with over 20 years’ experience in the advanced technology and healthcare industries as an entrepreneur, executive, management consultant and investor. He has served as Executive Chairman of NovoCure Limited (Nasdaq: NVCR), a commercial-stage oncology company which is currently developing Tumor Treating Fields, a new therapy for solid tumor cancers (“NovoCure”), since May 2016 and a member of the board of directors of NovoCure since Feburary, 2004.
Mr. Doyle has been a managing director of WFD Ventures LLC, a private venture capital firm he co-founded, since June 2002. Prior to that, Mr. Doyle was a member of Johnson & Johnson’s Medical Devices and Diagnostics Group Operating Committee and was the Vice President, Licensing and Acquisitions from 1994 to 1999. While at Johnson & Johnson, Mr. Doyle was also the Worldwide President of Biosense-Webster, Inc. and a member of the board of directors of Johnson & Johnson Development Corporation, Johnson & Johnson’s venture capital subsidiary. Mr. Doyle has served as a member of the board of directors of Elanco Animal Health, Inc. (NYSE: ELAN), a global leader in animal health dedicated to innovating and delivering products and services to prevent and treat disease in farm animals and pets, creating value for farmers, pet owners, veterinarians, stakeholders, and society as a whole, since October 2020. Previously, Mr. Doyle served as a member of the board of directors of OptiNose, Inc. (Nasdaq: OPTN), a pharmaceutical company focused on patients treated by ear, nose and throat (ENT) and allergy specialists, from June 2004 to October 2020, and Zoetis, Inc. (NYSE: ZTS), a leading animal health company, dedicated to supporting its customers and their businesses, from February 2015 to March 2016 and Minerva Neurosciences, Inc. (Nasdaq: NERV), a clinical-stage biopharmaceutical company focused on the development of therapies to treat central nervous system disorders, from November 2017 to May 2023. Mr. Doyle earned his B.S. in Materials Science and Engineering from Massachusetts Institute of Technology and his M.B.A. from Harvard Business School. We believe Mr. Doyle is qualified to serve on the Board due to his business and investment experience and his extensive knowledge of ProKidney and the healthcare industry.
Alan M. Lotvin, M.D.
Dr. Lotvin has served on the Board and on the GP Board since the Closing. Dr. Lotvin was a member of the Legacy GP Board from January 2022 until the Closing and has served on the ProKidney KY-Board since January 2022. Dr. Lotvin has served as the Executive Vice President at CVS Health Corp (NYSE: CVS), a leading health solutions company, since November 2012, and the President of CVS Caremark since March 2020. Prior to that, Dr. Lotvin served as the Executive Vice President—Transformation at CVS Health Corporation from June 2018 to February 2020 and the Executive Vice President—Specialty Pharmacy at CVS Caremark from November 2012 to May 2018. Dr. Lotvin has extensive experience in the pharmacy benefit management (“PBM”) and specialty pharmacy industries. Before joining CVS Health Corp, Dr. Lotvin was the President and Chief Executive Officer of ICORE Healthcare, a Magellan Health Services company, and prior to that, Dr. Lotvin held senior positions in the PBM industry. Dr. Lotvin earned his B.S. in Biochemistry from Stony Brook University, his M.D. in Medicine from SUNY Downstate Health Sciences University, and his M.A. in Medical Informatics from Columbia University Graduate School of Arts and Sciences. We believe Dr. Lotvin is qualified to serve on the Board due to his extensive knowledge of ProKidney and the healthcare industry.
Brian J. G. Pereira, M.D.
Dr. Pereira has served on the Board and on the GP Board since the Closing and was a member of the Legacy GP Board from January 2022 until the Closing. Dr. Pereira has served as the Chief Executive Officer at Visterra Inc., a clinical-stage biotechnology company committed to developing innovative antibody-based therapies for the treatment of patients with kidney diseases and other hard-to-treat diseases and a subsidiary of

Otsuka America Inc., a global healthcare company listed on Tokyo Stock Exchange, since July 2013. Dr. Pereira has also served on the board of directors of Visterra Inc. since July, 2013. Dr. Pereira is a nationally recognized expert on kidney disease and nephrology, is the former Editor of the widely read textbook “Chronic Kidney Disease, Dialysis and Transplantation,” and has over 200 scientific papers to his credit. He currently serves on the board of directors of Africa Healthcare Network, Ltd, a dialysis provider, as the Chairman of the Board, the board of directors of KalVista Pharmaceuticals, Inc. (Nasdaq: KALV), a pharmaceutical company focused on the discovery, development, and commercialization of small molecule protease inhibitors for diseases with significant unmet need, the board of directors of Cullinan Pearl Corp, a privately held biotechnology company and a subsidiary of Cullinan Oncology, Inc. (Nasdaq: CGEM), an oncology company. He was the former Executive Chairman of the board of directors of Abeona Therapeutics Inc. (Nasdaq: ABEO), a clinical-stage biopharmaceutical company developing gene and cell therapies for serious diseases. Dr. Pereira is a graduate of St. John’s Medical College, Bangalore, India and has an MBA from the Kellogg Business School, Northwestern University. Dr. Pereira obtained his D.M. in Nephrology and M.D. in Internal Medicine from Post Graduate Institute, Chandigarh, India. We believe Dr. Pereira’s qualifications to serve on the Board include his extensive experience with pharmaceutical companies, and his years of experience providing services to pharmaceutical and biotechnology organizations, including evaluating business plans involving clinical trials.
Class II Directors Continuing in Office Until the Company’s 2024 Annual General Meeting of Shareholders
Jennifer Fox
Ms. Fox has served on the Board and on the GP Board since July 2022. Ms. Fox has served as the Chief Financial Officer of Nuvation Bio Inc. since October 2020. Prior to this role, Ms. Fox served as Managing Director, Co-Head of North America Healthcare Corporate and Investment Banking Group at Citigroup from June 2015 to October 2020. From February 2006 to June 2015, Ms. Fox served as Managing Director at Deutsche Bank, most recently also as Co-Head of Life Sciences Investment Banking Group. Prior to that, Ms. Fox served as Senior Managing Director Healthcare Investment Banking at Bear Stearns, Vice President Healthcare Investment Banking at Bank of America and Financial Analyst, Investment Banking Analyst, Associate, Vice President, Health Care Investment Banking at Prudential Vector Healthcare Group and Prudential Securities Incorporated. Ms. Fox received B.S. degrees in Finance and Marketing from Manhattan College. We believe that Ms. Fox is qualified to serve on the Board because she has over 25 years of experience in the healthcare investment banking industry and has been a lead advisor to life sciences companies on over 200 financing and strategic transactions.
José Ignacio Jiménez Santos
Mr. Jiménez Santos has served on the Board and on the GP Board since the Closing and was a member of the Legacy GP Board from August 2021 until the Closing. Mr. Jiménez Santos has served as the Chief Executive Officer of Afore Inbursa since August 2015 and the Chief Investment Officer of Grupo Financiero Inbursa, SAB de C.V., a public company registered on the Mexican Stock Exchange, since August 2013. Mr. Jiménez Santos served on the board of directors of Procesar SA de C.V., a private company that provides data processing services, from May 2019 to May 2022. Mr. Jiménez Santos also serves on the board of directors of Glycosyn, a private biotechnology company developing products based on unique bioactive sugars found in human milk.
Mr. Jiménez Santos received his bachelor’s degree in economics and finance from the Instituto Tecnológico Autonomo de México. We believe that Mr. Jiménez Santos’ combined experience in finance, international investments and the biotechnology industry provide him with the qualifications and skills to serve as a member of the Board.
John M. Maraganore, Ph.D.
Dr. Maraganore has served on the Board and on the GP Board since the Closing. Dr. Maraganore was a member of Legacy GP Board from May 2022 until the Closing and has been a member of the ProKidney KY-Board since May 2022. Dr. Maraganore is the owner of JMM Consulting, LLC and is a venture partner at ARCH Venture Partners, a venture advisor at Atlas Venture, an executive advisor at RTW Investments and a senior advisor at Blackstone Life Sciences, each of which are investment funds. Previously, Dr. Maraganore served as the founding chief executive officer and as a director of Alnylam Pharmaceuticals, Inc. (“Alnylam”)

(Nasdaq: ALNY), a publicly traded biopharmaceutical company, from 2002 until the end of 2021. From 2002 to 2007, Dr. Maraganore also served as president of Alnylam. From 1997 to 2002, Dr. Maraganore served in a number of leadership roles including as senior vice president, strategic product development with Millennium Pharmaceuticals, Inc., a biopharmaceutical company (now Takeda Oncology) (“Millennium”). Before Millennium, he served as director of molecular biology and director of market and business development at Biogen. Prior to Biogen, Dr. Maraganore was a scientist at ZymoGenetics, Inc., a biotechnology company, and The Upjohn Company, a pharmaceutical manufacturing company. Dr. Maraganore currently serves on the board of directors of publicly traded biotechnology companies Agios Pharmaceuticals, Inc. (Nasdaq: AGIO), Beam Therapeutics Inc. (Nasdaq: BEAM) and Kymera Therapeutics, Inc. (Nasdaq: KYMR), and on the board of directors of private biotechnology companies, including Hemab Therapeutics ApS, TranSend Therapeutics, Inc., Versanis Bio, Inc. and Aerium Therapeutics, Inc. Dr. Maraganore was formerly a director of bluebird bio, Inc. (Nasdaq: BLUE). In addition, he was formerly a venture partner at Third Rock Ventures, L.P., and was formerly chairman of the board of directors of Regulus Therapeutics, Inc. (Nasdaq: RGLS), a publicly traded biotechnology company. Dr. Maraganore serves as a strategic advisor and investor to Brii Biosciences, a private biotechnology company, and also serves in an advisory role with Pictet & Cie, an investment firm. He also serves as a strategic advisor for a number of private and public biotechnology companies. He is the former Chair and current member of the Executive Committee, the Emerging Companies Section Governing Board and the Health Section Governing Board of the Biotechnology Innovation Organization (BIO), where he serves as Chair Emeritus. Dr. Maraganore holds an M.S. and a Ph.D. in Biochemistry and Molecular Biology from the University of Chicago and a B.S. in Biological Sciences also from the University of Chicago. We believe that Dr. Maraganore is qualified to serve on the Board because he has over 35 years of experience in the biotechnology industry, bringing to the Board critical scientific, research and development, international and general management expertise.
Class III Directors Continuing in Office Until the Company’s 2025 Annual General Meeting of Shareholders
Tim Bertram, Ph.D.
Dr. Bertram has served on our the Board as our Chief Executive Officer, and as a director on the GP Board since the Closing. Dr. Bertram has served as Chief Executive Officer of ProKidney, LLC (formerly known as Twin City Bio LLC) (“ProKidney-US”) and ProKidney-KY since January 2019. and served on the Legacy GP Board from January 2022 until the Closing. Dr. Bertram has also served as a member of the ProKidney-KY Board since January 2022. Since February 2017, Dr. Bertram has served on the board of directors of NexImmune, Inc. (Nasdaq: NEXI), a clinical-stage biotechnology company developing a novel approach to immunotherapy designed to orchestrate a targeted immune response by directing the function of antigen-specific T cells. Dr. Bertram served as Chief Scientific Officer of Tengion Inc. from 2004 to 2014 after serving as President of Research and Development, where he brought four cell-based therapeutic products from discovery through Phase 2 clinical development.
Dr. Bertram was also involved in the development and registration of eight medical products while serving as a senior executive at Pfizer Inc. (NYSE: PFE), SmithKline Beecham Pharmaceuticals, and The Procter & Gamble Company (NYSE: PG) from 1985 to 2004. He was a faculty member at the University of Illinois, and a visiting scientist at the National Institutes of Health. Tengion Inc. filed a voluntary Chapter 7 bankruptcy petition in December 2014. Dr. Bertram received his D.V.M. in Biology and Veterinary Medicine and his Ph.D. in Cellular Pathology from Iowa State University and was board certified in Veterinary Pathology in 1984. Dr. Bertram’s qualifications to serve on the Board include his leadership experience in the healthcare industry, as well as his knowledge of ProKidney’s business.
Pablo Legorreta
Mr. Legorreta has served as Chairman of the Board and a director on the GP Board since the Closing. Mr. Legorreta served on the Legacy GP Board from August 2021 until the Closing, as a director of the ProKidney-KY Board since January 2019, and as a manager of ProKidney LLC, a limited liability company incorporated under the laws of Bermuda since January 2019.
Mr. Legorreta is the founder and has served as Chief Executive Officer of Royalty Pharma plc (Nasdaq: RPRX), a rapidly growing biopharma company and one of the largest dedicated life sciences investors in the world, since September 1996. Mr. Legorreta has also served as the Chairman of the board of directors of Royalty Pharma plc since April 2020. Mr. Legorreta has over 25 years of experience building and managing Royalty Pharma plc. Additionally, Mr. Legorreta is a co-founder of Pharmakon Advisors, LP, a leading provider of debt capital to the life sciences industry, where he has served as a managing member, since April 2009. Mr. Legorreta has served as a director of Epizyme, Inc. (Nasdaq: EPZM), a fully integrated, commercial-stage biopharmaceutical company developing and delivering novel epigenetic therapies, since November 2019. Additionally, Mr. Legorreta is a co-founder of Pharmakon Advisors, LP, a leading provider of debt capital to the life sciences industry, where he has served as a managing member since April 2009. Mr. Legorreta has served on the Board of Governors of the New York Academy of Sciences since January 2015, the Board of Trustees of Rockefeller University since March 2017, and the Board of Trustees and Compensation, Research and Innovation and Development Committees of the Hospital for Special Surgery since January 2015. Mr. Legorreta has also served on the boards of Brown University; Pasteur Foundation (French: Institut Pasteur), a French non-profit private foundation dedicated to the study of biology, micro-organisms, diseases, and vaccines; Open Medical Institute, an international initiative for medical professionals, which through education and research, aims to improve healthcare on a global scale; and The Park Avenue Armory, a nonprofit cultural institution within the historic Seventh Regiment Armory. Mr. Legorreta is the founder and Chairman of Alianza Me´dica para la Salud, a non-profit organization dedicated to enhancing the quality of health care in Latin America by providing doctors and healthcare providers with continued education opportunities. Since its foundation in December 2010, AMSA has provided over 500 scholarships to Mexican and Latin American doctors and healthcare providers to study abroad. Mr. Legorreta is also a founding member of Mount Sinai’s new Institute for Health Equity Research, which is created in May 2020 in part as a response to the health inequities made apparent by COVID-19.
Mr. Legorreta received his B.A. degree in Industrial Engineering from Universidad Iberoamericana in Mexico City. We believe that Mr. Legorreta’s experience in investing in pharmaceutical royalties and managing a growing life sciences investment company, as well as significant background in investment banking and debt financing provide him with the qualifications and skills to serve as the Chairman and a member of the Board.
Uma Sinha, Ph.D.
Dr. Sinha has served on the Board and on the GP Board since the Closing. Dr. Sinha was a member of the SCS Board from September 2021 until the Closing. In April, 2016, Dr. Sinha was appointed the Chief Scientific Officer of BridgeBio Pharma, Inc. (“BridgeBio”) and serves as the Chief Scientific Officer of other BridgeBio subsidiaries, including Eidos Therapeutics. Prior to that, Dr. Sinha served as Chief Scientific Officer of Global Blood Therapeutics, Inc., a clinical-stage biopharmaceutical company, from 2014 to 2015 and as Senior Vice President of research from 2013 to 2014. She was Vice President, head of biology at Portola Pharmaceuticals, Inc., a clinical-stage biotechnology company, from 2010 to 2012 and was the Vice President of translational biology from 2004 to 2010. Previously, Dr. Sinha held senior research positions at Millennium Pharmaceuticals, Inc., a biopharmaceutical company, and COR Therapeutics, Inc., a biopharmaceutical company. Dr. Sinha received her Ph.D. in biochemistry from the University of Georgia and her B.Sc. with honors in chemistry from Presidency College. We believe Dr. Sinha’s qualifications to serve on the Board include her significant scientific experience in the biopharmaceutical industry.
Director Independence
An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). The Board has reviewed the materiality of any relationship that each of our directors has with ProKidney Corp., either directly or indirectly. Based upon this review, the Board has determined that each of William F. Doyle, Alan M. Lotvin, M.D., Brian J. G. Pereira, M.D., John M. Maraganore, Ph.D., Uma Sinha, Ph.D, José Ignacio Jiménez Santos and Jennifer Fox is an independent director under applicable SEC and the Nasdaq Stock Market LLC (“Nasdaq”) listing Nasdaq rules (the “Nasdaq Listing Rules”). The independent directors have regularly scheduled meetings at which only independent directors are present.
Controlled Company Exemption
Pursuant to the terms of the Voting Agreement, Tolerantia effectively controls a majority of the voting power of all outstanding ProKidney ordinary shares with respect to the election, appointment or removal of any ProKidney director. As a result, ProKidney is a “controlled company” within the meaning of the Nasdaq Listing

Rules. Under the Nasdaq Listing Rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements that (i) a majority of its board of directors consist of independent directors, (ii) subject to the exception pursuant to Nasdaq Listing Rule 5605(b)(2), its board of directors have a compensation committee that is composed of at least two members, each of whom is an independent director, with a written charter addressing the committee’s purpose and responsibilities and (iii) director nominees must be selected, or recommended for the board’s selection, either by independent directors constituting a majority of the board’s independent directors in a vote in which only independent directors participate, or by a nominating and corporate governance committee comprised solely of independent directors with a written charter addressing the committee’s purpose and responsibilities. Under the business combination agreement, dated as of January 18, 2022, between SCS and PKLP (the “Business Combination Agreement”), immediately following the Closing, a majority of the directors of the Board were required to be “independent” directors for the purposes of the Nasdaq Listing Rules, but for at least some period following the Business Combination, ProKidney could utilize the other exemptions described above. If any of these exemptions are used, you may not have the same protections afforded to shareholders of companies that are subject to all of these corporate governance requirements. If ProKidney ceases to be a “controlled company” and its shares continue to be listed on the Nasdaq, ProKidney will be required to comply with these standards and, depending on the Board’s independence determination with respect to its then-current directors, ProKidney may be required to add additional directors to its board in order to achieve such compliance within the applicable transition period.
Board Diversity
The following matrix provides the diversity statistics for the Board.
Board Diversity Matrix (As of March 31, 2023)
Board Size
Total Number of Directors	9
Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	7	—	—
Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	1	—	—
Hispanic or Latinx	—	2	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	4	—	—
Two or More Races or Ethnicities	1	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
Family Relationships
There are no family relationships among any of ProKidney’s directors or executive officers.
Committees of the Board and Meetings
Meeting Attendance. During the fiscal year ended December 31, 2022 there were two meetings of the Board, and the various committees of the Board met a total of six times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during fiscal 2022, except for William F. Doyle, who attended four of the seven meetings of the Board and committees of the Board held during the period he has been a director. The Board has adopted a policy under which each member of the Board makes reasonable best efforts to attend each annual general meeting of our shareholders.
The Board has three committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

Audit Committee
Our Audit Committee met two times during fiscal 2022. This committee currently has four members, Jennifer Fox, who serves as the chairperson, William F. Doyle, Brian J. G. Pereira, M.D. and Alan M. Lotvin, M.D. Each member of the Audit Committee qualifies as an independent director under the Nasdaq Listing Rules and the independence requirements of Rule 10A-3 under the Exchange Act. The Board has determined that both Ms. Fox and Mr. Doyle qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of the Nasdaq. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.
Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and its primary purpose is to discharge the responsibilities of the Board with respect to corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of the Audit Committee include:
•	helping the Board oversee corporate accounting and financial reporting processes;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, ProKidney’s interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing related person transactions;
•
obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes ProKidney’s internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.
The Board has adopted a written charter for the Audit Committee, which is available on our website at https://www.prokidney.com under Investors—Corporate Governance—Governance Overview.
Compensation Committee
Our Compensation Committee met three times during fiscal 2022. Our Compensation Committee consists of Alan M. Lotvin, M.D., who serves as the chairperson, William F. Doyle, John M. Maraganore, Ph.D. and Uma Sinha, Ph.D. All members of the Compensation Committee qualify as independent under the definition promulgated by Nasdaq.
The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors and other senior management, as appropriate. Specific responsibilities of the Compensation Committee include:
•	reviewing and approving the compensation of the chief executive officer, other executive officers and senior management;
•	reviewing and recommending to the Board the compensation of directors;
•	administering the ProKidney Incentive Equity Plan (the “Incentive Equity Plan”) and other benefit programs;
•
reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for the executive officers and other senior management; and

•	reviewing and establishing general policies relating to compensation and benefits of the employees, including the overall compensation philosophy.
The Compensation Committee has adopted the following processes and procedures for the consideration and determination of executive and director compensation: In establishing compensation amounts for executives, the

Compensation Committee seeks to provide compensation that is competitive in light of current market conditions and industry practices. Accordingly, the Compensation Committee will generally review market data which is comprised of proxy-disclosed data from peer companies and information from nationally recognized published surveys for the biopharmaceutical industry, adjusted for relevant criteria including headcount, company stage of development and market capitalization. The market data assists the committee in gaining perspective on the compensation levels and practices at the peer companies and to assess the relative competitiveness of the compensation paid to our executives and Board. The market data thus guides the Compensation Committee in its efforts to set executive compensation levels and program targets at competitive levels for comparable roles in the marketplace. The Compensation Committee then considers other factors, such as the importance of each executive officer’s role in the company, individual expertise, experience, and performance, retention concerns and relevant compensation trends in the marketplace, in making its final compensation determinations.
The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. The Compensation Committee has engaged the services of Radford, a division of Aon plc, to review and provide recommendations concerning the components of the Company’s executive compensation program. Radford performs services solely on behalf of the Compensation Committee. Radford assists the Compensation Committee in defining the appropriate market of our peer companies for executive compensation and practices and in benchmarking our executive compensation program against the peer group. Radford also assists the Compensation Committee in benchmarking our director compensation program and practices against those of our peers. The Compensation Committee has assessed the independence of Radford pursuant to SEC rules and the corporate governance rules of The Nasdaq Stock Market and concluded that no conflict of interest exists that would prevent Radford from independently representing the Compensation Committee.
The Compensation Committee reviews the performance of each named executive officer in light of the above factors and determines whether the named executive officer should receive any increase in base salary, annual bonus award or receive a discretionary equity award based on such evaluation.
The Board has adopted a written charter for the Compensation Committee, which is available on our website at https://www.prokidney.com under Investors—Corporate Governance—Governance Overview.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee (“Nominating Committee”) met one time during fiscal 2022 and has four members consisting of John M. Maraganore, Ph.D., who serves as the chairperson, Brian J.G. Pereira, M.D., Uma Sinha, Ph.D., and José Ignacio Jiménez Santos. The Board has determined that all members of the Nominating Committee qualify as independent under the definition promulgated by The Nasdaq Stock Market.
Our nominating and corporate governance committee consists of John M. Maraganore, Ph.D., who serves as the chairperson, Brian J.G. Pereira, M.D., Uma Sinha, Ph.D., and José Ignacio Jiménez Santos. The purpose of the nominating and corporate governance committee is to assist the Board in discharging the responsibilities set forth in the Nominating Committee’s written charter and include:
•	identifying and evaluating candidates, including the nomination of incumbent directors for re-election and nominees recommended by shareholders, to serve on the Board;
•	considering and making recommendations to the Board regarding the composition and chairmanship of the committees of the Board;
•	developing and making recommendations to the Board regarding corporate governance guidelines and matters, including in relation to corporate social responsibility; and
•	overseeing periodic evaluations of the performance of the Board, including its individual directors and committees.
The Board has adopted a written charter for the nominating and corporate governance committee, which is available on our website at https://www.prokidney.com under Investors—Corporate Governance—Governance Overview.
Generally, our Nominating Committee considers candidates recommended by shareholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. Once identified, the Nominating Committee will evaluate a candidate’s qualifications in accordance with our Nominating and Governance Committee Policy Regarding Qualifications of Directors appended to our Nominating Committee’s written charter. Threshold criteria include: personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of our industry, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of our shareholders. Our Nominating Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the Nominating Committee will consider issues of diversity among its members in identifying and considering nominees for director, and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on the Board and its committees.
If a shareholder wishes to propose a candidate for consideration as a nominee for election to the Board, it must follow the procedures described in the Charter and in “Shareholder Proposals and Nominations for Director” at the end of this proxy statement. In general, persons recommended by shareholders will be considered in accordance with our Policy on Shareholder Recommendation of Candidates for Election as Directors appended to our Nominating Committee’s written charter. Any such recommendation should be made in writing to the Nominating and Governance Committee, care of our Corporate Secretary at our principal office and should be accompanied by the following information concerning each recommending shareholder and the beneficial owner, if any, on whose behalf the nomination is made: /
•	all information relating to such person that would be required to be disclosed in a proxy statement;
•	certain biographical and share ownership information about the shareholder and any other proponent, including a description of any derivative transactions in the Company’s securities;
•	a description of certain arrangements and understandings between the proposing shareholder and any beneficial owner and any other person in connection with such shareholder nomination; and
•	a statement whether or not either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.
The recommendation must also be accompanied by the following information concerning the proposed nominee:
•	certain biographical information concerning the proposed nominee;
•	all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors;
•	certain information about any other security holder of the Company who supports the proposed nominee;
•	a description of all relationships between the proposed nominee and the recommending shareholder or any beneficial owner, including any agreements or understandings regarding the nomination; and
•	additional disclosures relating to shareholder nominees for directors, including completed questionnaires and disclosures required by the Charter./
Role of the Board in Risk Oversight
One of the key functions of the Board is to oversee ProKidney’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Compensation Committee also assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.
The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Currently, two separate individuals serve in the positions of Chief Executive Officer and Chairman of the Board. We believe that our current leadership structure is optimal for the Company at this time.
Our Board has seven independent members and two non-independent directors, our Chief Executive Officer and the Chairman of the board. We believe that the number of independent, experienced directors that make up the Board, along with the oversight of the Board by the Non-Executive Chairman, benefits our company and our shareholders. All of our independent directors have demonstrated leadership in other organizations and are familiar with board of director processes.
Shareholder Communications to the Board
Generally, shareholders who have questions or concerns should contact our Investor Relations team at (336) 999-7028. However, any shareholders who wish to address questions regarding our business directly with the Board, or any individual director, should direct his or her questions in writing to the Chairman of the Board at 2000 Frontis Plaza Blvd., Suite 250, Winston-Salem, North Carolina 27103 / to individual Board members via e-mail at ir@prokidney.com / using the “Investor Contact” page of our website at www.prokidney.com.
Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:
•	junk mail and mass mailings;
•	resumes and other forms of job inquiries;
•	surveys; and
•	solicitations or advertisements.
In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, in which case it will be made available to any outside director upon request.
Policy Prohibiting Hedging - Insider Trading Policy
We maintain an Insider Trading Policy that prohibits our officers, directors, and employees from, among other things, engaging in speculative transactions in our securities, including by way of the purchase or sale of a put option, a call option or a short sale (including a short sale “against the box”), or engaging in hedging transactions, including prepaid variable forward contracts, equity swaps, collars and exchange funds.
Executive Officers
The following table sets forth certain information as of May 22, 2023 regarding our executive officers who are not also directors. We have employment agreements with all of our executive officers.
Name	Age	Position
Executive Officers:
James Coulston, CPA	47	Chief Financial Officer
Deepak Jain, Ph.D.	69	Chief Operating Officer
Darin J. Weber, Ph.D.	55	Chief Regulatory Officer, SVP, Global Regulatory, Quality Management & Commercial
Todd C. Girolamo, J.D., MBA	58	Chief Legal Officer
James Coulston, CPA
Mr. Coulston has served as our Chief Financial Officer since the Closing, having served the Chief Financial Officer of ProKidney-US since January 2022. Prior to that, Mr. Coulston served as ProKidney-US’s Senior Vice President, Finance from January 2021 to December 2021 and ProKidney-US’s Vice President, Finance from February 2019 to December 2020. Before joining ProKidney, from August 2015 to January 2019, Mr. Coulston served as the Executive Director, Finance of Banner Life Sciences LLC, a privately held clinical-stage pharmaceutical company combining a proven history of formulation expertise with proprietary technologies to create specialty pharmaceuticals that solve real unmet clinical needs, where Mr. Coulston oversaw the financial, human resources, and IT activities. From 2007 to 2015, Mr. Coulston held finance roles of increasing responsibility at Targacept Inc. (Nasdaq: TRGT), a clinical-stage biopharmaceutical company developing novel NNR Therapeutics™ before it merged with and into Catalyst Biosciences, Inc. (Nasdaq: CBIO), a clinical-stage biopharmaceutical company focused on creating and developing novel medicines to address serious medical conditions, including Senior Director, Finance and Controller. Mr. Coulston earned his B.S. and master degree in Accounting from North Carolina State University and is a Certified Public Accountant in the state of North Carolina..
Deepak Jain, Ph.D.
Dr. Jain has served as our Chief Operating Officer since the Closing, having served as ProKidney-US’s Chief Operating Officer since March 2016. Dr. Jain brings over 36 years of experience in the development of tissue-engineered and cell therapy products. Previously, Dr. Jain held management roles of increasing responsibility at Johnson & Johnson (NYSE: JNJ) and Merck (NYSE: MRK) and was involved in the development of four marketed products including Johnson & Johnson’s erythropoietin-based drug Eprex (epoetin alfa). Dr. Jain has served as Chairman of the American Society for Testing and Materials Task Group on Preservation of Cells and Tissue Engineered Medical Product’s with Cells, and has served as Chairman of the USP Tissue and Tissue-based Products Ad hoc Advisory Panel and was member of the USP Biologics and Biotechnology Cell, Gene and Tissue Therapy Expert Committee. Dr. Jain received his B. Tech and M. Tech in Chemical Engineering and his Ph.D. in Biochemical Engineering from the Indian Institute of Technology in Delhi, India.
Darin J. Weber, Ph.D.
Dr. Weber has served as our Senior Vice President of Regulatory Development since the Closing, having served as ProKidney-US’s Senior Vice President of Regulatory Development since September 2020, where he is responsible for leading the development and implementation of ProKidney’s regulatory strategy in all markets, worldwide, and interfacing with regulatory authorities. Dr. Weber has over 25 years of experience in cellular and tissue-based regenerative medicine products, with previous roles as Senior Vice President of Regulatory and Quality at Medeor Therapeutics, from February 2016 to December 2019; Executive Vice President of Global Regulatory Affairs and Quality Management at Mesoblast, from June 2011 to February 2016; Senior Consultant for Cell and Gene Therapies at Biologics Consulting Group from February 2004 to May 2011, and positions of increasing responsibility at the FDA’s CBER, including as Chief of Cellular Therapies Branch in the Office of Cellular, Tissues and Gene Therapies, (now known as the Office of Tissues and Advanced Therapies) from September 1996 to January 2004. He is a long-serving member of United States Pharmacopeia (USP) expert committees for human tissues and advanced therapies. Dr. Weber received his B.S. in Molecular Biology from The Evergreen State College and a Ph.D. in Biochemistry and Biophysics from Oregon State University.
Todd C. Girolamo
Mr. Girolamo has served as our Chief Legal Officer since the Closing and as the Chief Legal Officer of ProKidney-US since March 2022. Prior to that, he spent 11 years at Caladrius Biosciences, Inc. (Nasdaq: CLBS) (now Lisata Therapeutics, Inc. (Nasdaq: LSTA)), where he served as Chief Legal Officer, Senior Vice President of Corporate Development and Corporate Secretary. He began his legal career at Cahill Gordon & Reindel in 1990 and later at Reid & Priest, practicing in the areas of securities law, intellectual property, employment law and general commercial litigation. After private practice, Mr. Girolamo spent 12 years on Wall Street in institutional equities as a series 24, 7 and 63 licensed principal at Oppenheimer & Co., CIBC World Markets, Leerink Swann (now SVB Securities LLC) and Summer Street Research Partners where he specialized in equity research, sales, and trading of biotechnology, pharmaceuticals and medical technology market sectors. Mr. Girolamo then served as an analyst and portfolio manager at Lion’s Path Capital managing a long-short portfolio of biopharma and med-tech equities.
Mr. Girolamo received an A.B. with honors from Harvard College, a J.D. from the University of Pennsylvania Law School and an MBA from Columbia Business School.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
The following discusses the material components of the executive compensation program for the named executive officers of ProKidney (the “NEOs”) who are identified in the Summary Compensation Table below. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. In this section, unless context requires otherwise, references to “we,” “us” “our,” “ProKidney” or “the Company” generally refer to ProKidney Corp. and its subsidiaries following the Closing and to ProKidney LP and its subsidiaries prior to the Closing.
Summary Compensation Table
In accordance with SEC rules and regulations, our Named Executive Officers (“NEOs”) for 2022 include our principal executive officer and our two most highly compensated executive officers other than the principal executive officer whose total compensation for 2022 exceeded $100,000 and who were serving as executive officers as of December 31, 2022 and up to two additional individuals for whom disclosure would have been required for the fact that they were not serving as executive officers as of December 31, 2022. For the year ended December 31, 2022, ProKidney’s NEOs were:
•	Tim Bertram, Ph.D., Chief Executive Officer;
•	Deepak Jain, Ph.D., Chief Operating Officer; and
•	Todd C. Girolamo J.D., MBA, Chief Legal Officer.
The following table sets forth certain information with respect to compensation for the year ended December 31, 2022 and 2021 earned by, awarded to or paid to ProKidney’s NEOs.
Name and Principal Position(s)	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)	Total ($)
Tim Bertram, Ph.D. Chief Executive Officer	2022	600,000	—	16,964,293	28,198,867	344,270	26,135(5)	46,133,566
	2021	489,258	360,000	—	—	—	24,503(5)	873,761
Deepak Jain, Ph.D. Chief Operating Officer	2022	485,404	—	5,019,871	6,971,303	268,332	14,915(6)	12,759,824
	2021	401,694	216,000	—	—	—	14,522(6)	632,216
Todd C. Girolamo(7) Chief Legal Officer	2022	325,673	—	2,411,993	5,225,948	136,787	137,715(8)	8,238,116
(1)	Represents discretionary bonus amounts earned in 2021 paid in the following year.
(2)
In accordance with SEC rules, amounts in this column reflect (1) the aggregate grant date fair value of profits interest awards issued prior to the Business Combination (“Legacy Profits Interests”) granted during 2022; (2) the incremental fair value recognized in connection with the modification of certain Legacy Profits Interests; and (3) the difference between the purchase price and estimated fair value for certain Legacy Profits Interests purchased by the NEO. All of the components of this cost were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation—Stock Compensation (“ASC Topic 718”), not including any estimates of forfeitures. For a discussion of valuation assumptions, see Notes 2 and 9 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 28, 2023. Note that these amounts represent the accounting cost of these awards and do not correspond to the actual economic value that may be received by the NEO.

(3)
Represents grant date fair value of stock options granted to during 2022, as computed in accordance with ASC Topic 718, not including any estimates of forfeiture. See notes 2 and 9 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 28, 2023, for a discussion of assumptions used in determining the grant date fair value of our option awards for fiscal year ended December 31, 2022. Note that amounts reported in this column reflect the accounting cost for these stock options and do not correspond to actual economic value that may be received by the executives from the stock options.

(4)	Represents cash bonuses earned by the named executive officers pursuant to our Non-Equity Incentive Compensation Plan for performance.
(5)
Represents all other compensation paid to Dr. Bertram including: (1) the matching contributions to the 401(k) plan; (2) a pension allowance, and (3) insurance premiums with respect to a group life insurance policy, a group short- term disability policy, a group long-term disability policy, an accidental death and dismemberment policy, and flexible spending accounts.

(6)
Represents all other compensation paid to Dr. Jain including: (1) the matching contributions to the 401(k) plan and (2) insurance premiums with respect to a group life insurance policy, a group short- term disability policy, a group long-term disability policy, an accidental death and dismemberment policy, and flexible spending accounts.

(7)	Mr. Girolamo commenced employment as our Chief Legal Officer on March 15, 2022.
(8)	Represents all other compensation paid to Mr. Girolamo including: (1) a $60,000 bonus paid in connection with the commencement of his employment as our Chief Legal Officer; (2) $68,333 paid as both a travel allowance for accommodations and transportation while commuting to North Carolina and an allowance for other expenses not specifically covered by Mr. Girolamo’s Relocation Assistance Agreement; (3) the matching contributions to the 401(k) plan and (4) insurance premiums with respect to a group life insurance policy, a group short- term disability policy, a group long-term disability policy, an accidental death and dismemberment policy, and flexible spending accounts.
Narrative Disclosure to Summary Compensation Table
Compensation of Executive Officers
Overview
ProKidney’s executive compensation program is designed to:
•
attract, retain and motivate senior management leaders who are capable of advancing ProKidney’s mission and strategy and, ultimately, creating and maintaining its long-term equity value. Such leaders must engage in a collaborative approach and possess the ability to execute its business strategy in an industry characterized by competitiveness and growth;

•	reward senior management in a manner aligned with ProKidney’s financial performance; and
•	align senior management’s interests with ProKidney’s equity owners’ long-term interests through equity participation and ownership.
Decisions with respect to the compensation of ProKidney’s executive officers, including its named executive officers, are made by the Compensation Committee of the Board. Compensation for ProKidney’s executive officers has the following components: base salary, cash bonus opportunities, long-term incentive compensation, broad-based employee benefits, and severance benefits. Base salaries, broad-based employee benefits, supplemental executive perquisites and severance benefits are designed to attract and retain senior management talent. ProKidney also uses cash bonuses and long-term equity awards to promote performance-based pay that aligns the interests of its NEOs with the long-term interests of its equity owners and to enhance executive retention.
See the section entitled “Narrative Disclosure to Summary Compensation Table” below for additional information regarding the compensation paid to ProKidney’s NEOs and non-employee directors.
Base Salary
The base salaries for ProKidney’s named executive officers were in effect prior to the Business Combination and are subject to adjustments made by the Compensation Committee, including in connection with ProKidney’s annual review of its named executive officers’ base salaries.
Non-Equity Incentive Compensation
ProKidney uses annual cash incentive bonuses for the NEOs to motivate their achievement of short-term performance goals and tie a portion of their cash compensation to performance. Near the beginning of each year, the Compensation Committee will select the performance targets, target amounts, target award opportunities and other terms and conditions of annual cash bonuses for the named executive officers, subject to the terms of their employment agreements. Following the end of each year, the Compensation Committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the named executive officers.
In December 2022, the Compensation Committee approved a corporate goal achievement of 95%.
Name	Title	2022 Actual Bonus	2022 Actual Bonus (% of Base Salary)
Tim Bertram, Ph.D.	Chief Executive Officer	$344,270	57.4%
Deepak Jain, Ph.D.	Chief Operating Officer	$268,332	55.3%
Todd C. Girolamo	Chief Legal Officer	$136,787	42.0%

Share-Based Awards
ProKidney uses share-based awards to promote its interests by providing the executives with the opportunity to acquire equity interests as an incentive for their remaining in its service and aligning the executives’ interests with those of ProKidney. Share-based awards will be awarded under the Incentive Equity Plan.
Other Compensation
ProKidney maintains various broad-based employee benefit plans, including medical, dental, vision, life and disability insurance and 401(k) plans, paid vacation, sick leave and holidays and employee assistance program benefits in which the named executive officers will participate.
Narrative Disclosure to Summary Compensation Table
Employment Agreements
Below are descriptions of the employment agreements with each of our NEOs (the “Employment Agreements”) setting forth the terms and conditions of such executive’s employment with ProKidney-US and ProKidney-KY, respectively.
Tim Bertram, Ph.D.
On September 17, 2019, ProKidney-KY entered into an employment agreement with Dr. Bertram, pursuant to which Dr. Bertram was employed as ProKidney-KY’s Chief Executive Officer, effective as of January 7, 2019. The agreement entitles Dr. Bertram to an initial base salary of $237,885 and eligibility for ProKidney-KY’s annual discretionary bonus program. Dr. Bertram is also eligible to participate in ProKidney-KY’s benefit plans and programs, including its retirement plan and medical insurance coverage. Under the terms of this agreement, ProKidney-KY or Dr. Bertram may terminate Dr. Bertram’s employment at any time for any or no reason upon three months’ written notice. In the event that Dr. Bertram is terminated without Cause (as defined in the agreement and including due to disability or death), Dr. Bertram is entitled to receive any earned but unpaid base salary, payment for any unused vacation days, and any benefits to which he may be entitled under applicable law or ProKidney-KY’s employee benefit plans. Unless previously terminated or extended, Dr. Bertram’s employment will automatically cease at the end of the month in which he attains 70 years of age.
On September 17, 2019, ProKidney-US entered into an employment agreement with Dr. Bertram, pursuant to which Dr. Bertram assumed the role of Chief Executive Officer of ProKidney-US, effective as of January 7, 2019. The agreement entitles Dr. Bertram to an initial base salary of $237,885 and eligibility in ProKidney-US’s annual discretionary bonus program. Dr. Bertram is also eligible to participate in ProKidney-US’s benefit plans and programs, including its 401K plan. The agreement further provides that ProKidney Management Equity LLC (“PMEL”) would grant Dr. Bertram a profits interest (“Profits Interest”), which would indirectly represent 4.5% of the future profits of PKLP measured as of the date of the agreement and as further discussed below, on September 30, 2019, PMEL granted Dr. Bertram 3,698,631 Profits Interests. Under the terms of this agreement, ProKidney-US or Dr. Bertram may terminate his employment at any time for any or no reason upon written notice at any time. In the event that Dr. Bertram is terminated for any or no reason (including due to disability or death), Dr. Bertram is entitled to receive any earned but unpaid base salary, payment for any unused vacation days, and any benefits to which he may be entitled under applicable law or ProKidney-US’s employee benefit plans.
On December 3, 2022, ProKidney-US entered into an employment agreement with Dr. Bertram, pursuant to which he was employed as Chief Executive Officer of the Company and its subsidiaries and affiliates effective October 1, 2022. The agreement provides for a base salary of not less than $620,000 per year, a target cash bonus opportunity of 60% of base salary, eligibility to receive long-term incentive awards under the Incentive Equity Plan, eligibility for participation in the Company’s employee health and welfare benefit and retirement programs and certain severance benefits described below.
Deepak Jain, Ph.D.
ProKidney-US entered into an employment agreement with Dr. Jain on September 17, 2019, pursuant to which Dr. Jain assumed the role of Chief Operating Officer of ProKidney-US effective as of January 7, 2019. The agreement entitles Dr. Jain to an initial base salary of $378,525 and eligibility in ProKidney-US’s annual discretionary bonus program. Dr. Jain is also eligible to participate in ProKidney-US’s benefit plans and programs, including its 401K plan. The agreement further provides that PMEL would grant Dr. Jain a profits interest, which would indirectly represent 1.5% of the future profits of PKLP measured as of the date of Dr. Jain’s employment agreement and, as further discussed below, on September 30, 2019, PMEL granted Dr. Jain 1,232,877 Profits Interests. Under the terms of this agreement, ProKidney-US or Dr. Jain may terminate his employment at any time for any or no reason upon written notice at any time. In the event that Dr. Jain is terminated for any or no reason (including due to disability or death), Dr. Jain is entitled to receive any earned but unpaid base salary, payment for any unused vacation days, and any benefits to which he may be entitled under applicable law or ProKidney-US’s employee benefit plans.
On December 2, 2022, ProKidney-US entered into an employment agreement with Dr. Jain, pursuant to which he was employed as Chief Operating Officer of the Company and its subsidiaries and affiliates effective October 1, 2022. The agreement provides for a base salary of not less than $495,000 per year, a target cash bonus opportunity of 45% of base salary, eligibility to receive long-term incentive awards under the Incentive Equity Plan, eligibility for participation in the Company’s employee health and welfare benefit and retirement programs and certain severance benefits described below.
Todd Girolamo, J.D., MBA
ProKidney-US entered into a relocation assistance agreement with Mr. Girolamo in connection with his employment as Chief Legal Officer of the Company and its subsidiaries and affiliates. The agreement provides for certain remuneration related to Mr. Girolamo’s relocation to the Winston-Salem, North Carolina area within two years from the date of his hire. This agreement provides for a payment of $35,000 for accommodations and ground transportation, as needed while commuting to North Carolina, and a miscellaneous allowance equivalent to one-month base salary. The agreement also provides for the reimbursement of reasonable and customary moving expenses (the “Relocation Costs”) up to an amount not to exceed $50,000, which will be grossed-up to cover the associated tax liability. The Relocation Costs are subject to repayment provisions if Mr. Girolamo’s employment with the Company is terminated within two years of his relocation date.
Effective December 1, 2022, ProKidney-US entered into an employment agreement with Mr. Girolamo, pursuant to which he was employed as Chief Legal Officer of the Company and its subsidiaries and affiliates effective October 1, 2022. The agreement provides for a base salary of not less than $420,000 per year, a target cash bonus opportunity of 40% of base salary, eligibility to receive long-term incentive awards under the Incentive Equity Plan, eligibility for participation in the Company’s employee health and welfare benefit and retirement programs and certain severance benefits described below.
Potential Payments upon Termination or Change-In-Control
Under the Employment Agreements for each of our NEOs, if the executive’s employment is terminated by the Company without Cause or by the executive for Good Reason (each as defined in the applicable Employment Agreement) (a “Qualifying Termination Absent a Change in Control”), subject to the executive’s timely execution and non-revocation of a release of claims, the executive will receive (i) any earned but unpaid bonus for any prior completed fiscal year, payable when such payments would otherwise be paid, (ii) severance payments in the form of base salary continuation payable over the applicable post-termination severance period set forth in the table below and (iii) continued participation in the Company’s group health plan for the applicable post-termination severance period set forth in the table below.

In the event that the executive’s employment is terminated by the Company without Cause or by the executive for Good Reason within the applicable protection period set forth in the table below following a Change in Control (as defined in the Incentive Equity Plan) (a “Qualifying Termination Following a Change in Control”), subject to the executive’s timely execution and non-revocation of a release of claims, the executive will receive (i) a lump-sum severance payment equal to the applicable severance multiple set forth in the table below multiplied by the sum of the executive’s (A) then-current base salary and (B) then-current target bonus opportunity, (ii) continued participation in the Company’s group health plan for the applicable post-termination benefits period set forth in the table below and (iii) full vesting of any equity awards then outstanding held by the executive.
	Qualifying Termination Absent a Change in Control	Qualifying Termination Following a Change in Control
NEO	Post- Termination Severance Period	Protection Period	Severance Multiple	Post- Termination Benefits Period
Timothy Bertram, Chief Executive Officer	12 months	18 months	1.5X	18 months
Deepak Jain, Chief Operating Officer	9 months	18 months	1X	12 months
Todd Girolamo, Chief Legal Officer	9 months	18 months	1X	12 months
Outstanding Equity Awards at 2022 Fiscal Year-End
The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2022, including both awards subject to performance conditions and non-performance-based awards, to each of the executive officers named in the Summary Compensation Table.
		Option Awards(1)					Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(3)	Option Exercise Price Per Share ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Tim Bertram, Ph.D. Chief Executive Officer	10/20/2022(5)	—	—	3,639,607	$10.33	10/20/2033	—	$—	—	—
	1/17/2022(6)	—	—	—	—	—	1,869,690(7)	$12,826,073	—	—
Deepak Jain, Ph.D. Chief Operating Officer	10/20/2022(8)	38,729	890,778	—	$10.33	10/20/2033	—	$—	—	—
	1/17/2022(6)	—	—	—	—	—	503,843(9)	$3,456,363	—	—
Todd C. Girolamo Chief Legal Officer	10/20/2022(8)	29,033	667,760	—	$10.33	10/20/2033	—	$—	—	—
	1/17/2022(6)	—	—	—	—	—	327,713(10)	$2,248,111	—	—
(1)	All of the option awards were granted under the Incentive Equity Plan, the terms of which are described below under “—ProKidney Incentive Equity Plan”.
(2)	All of the stock awards were granted as Legacy Profits Interests prior to the Business Combination the terms of which are described below under “—Legacy Profits Interest Awards”.
(3)
Relates to option awards granted which contain market-based performance requirements such that the awards will be earned based on the achievement of certain market prices of the Company’s Class A ordinary shares. The terms of these awards are described further in the note (5) below.

(4)
The market value of the award is calculated using the closing price of the Company’s Class A ordinary shares on the last trading day of our 2022 fiscal year (December 30, 2022), which was $6.86, multiplied by the number of shares subject to the award.

(5)	The terms of this award contains both time and market based vesting conditions. The market conditions become satisfied in equal one-third tranches upon the Company’s Class A ordinary shares exceeding a volume weighted average price hurdle of $15.00, $20.00 and $25.00, respectively, for 20 trading days within any 30 consecutive trading day period occurring prior to July 11, 2027. Once the market condition for a tranche is satisfied, such tranche will continue to be subject to time-vesting conditions and will vest ratably on each of the first, second and third anniversaries of the date that such tranche satisfied the performance vesting condition described above.
(6)
These grants relate to Legacy Profits Interests in the form of Class B-1 Units of PKLP. Upon consummation of the Business Combination PKLP’s B-1 Units were “caught up” and were converted into Class A Units of PKLP. The resulting vested and unvested Class A Units of PKLP were then recapitalized into Post- Combination ProKidney Common Units or Restricted Common Units of the Company, respectively. This recapitalization resulted in a decrease in the number of awards held by each participant. As such, the number of Profits Interests and related per unit values within these financial statements have been adjusted to reflect this recapitalization. Upon recapitalization, the Restricted Common Units maintained the vesting schedules associated with the original Profits Interest awards. Each of these awards vest ratably on each of the first, second, third and fourth anniversaries of the date of grant.

(7)
Represents the grant of 2,282,100 Legacy Profits Interests which were recapitalized into 1,869,690 restricted stock rights in respect of our Class B ordinary shares as described below and in (6) above.

(8)	These options vest in substantially equal monthly installments over the four-year period beginning on October 19, 2022.
(9)	Represents the grant of 614,979 Legacy Profits Interests which were recapitalized into 503,843 Post- Combination Class B Restricted Stock Rights of the Company as described in (6) above.
(10)	Represents the grant of 400,000 Legacy Profits Interests which were recapitalized into 327,713 Post- Combination Class B Restricted Stock Rights of the Company as described in (6) above.
Legacy Profits Interest Awards
The outstanding equity incentive awards issued prior to the Business Combination consisted of Legacy Profits Interests. The purpose of awarding the Profits Interests was to promote the interests of ProKidney by attracting and retaining key employees, managers, independent contractors or other service providers of ProKidney and its subsidiaries and to enable such individuals to acquire an equity interest in and participate in the long-term growth and financial success of ProKidney. The Profit Interests represented an indirect partnership interest in PKLP and generally entitled the holder to receive distributions from PMEL (which PMEL received from PKLP once a specified threshold equity value of ProKidney was reached, in each case as provided in the ProKidney Limited Partnership Agreement and the related Limited Liability Company Agreement of PMEL then in effect). Under these agreements, the Closing qualified as an “Extraordinary Event,” pursuant to which the holders of Profits Interests were also entitled to receive disproportionate distributions in ProKidney until each of their threshold equity value had been reduced to zero in order to “catch up” each such holder’s distributions to its pro rata share of aggregate cumulative distributions.
ProKidney measured compensation expense for Profits Interests based on estimated fair values at the time of grant and estimates the fair value of Profits Interests using generally accepted valuation procedures. ProKidney recognized compensation expense, on a straight-line basis, for the portion of the Profit Interests value that was expected to vest over the requisite period of service provided by the recipient of the Profits Interests. ProKidney also recorded forfeitures of Profits Interest as they occurred.
Effective as of January 17, 2022, the Limited Partnership Agreement of PKLP was amended to provide that, if, as a result of a De-SPAC Transaction or Qualified IPO (each as defined in the ProKidney Limited Partnership Agreement), a Profits Interest holder was allocated aggregate cumulative distributions in an amount at least equal to his or her pro rata share of the applicable threshold equity value, then such holder’s Profits Interests would immediately and automatically be converted into ProKidney Class B Units. In connection with and by virtue of the Business Combination and immediately prior to the Closing, ProKidney converted all outstanding Profits Interests into Class B Units of ProKidney (the “Converted Profits Interests”) in accordance with the foregoing. As contemplated by and pursuant to the terms of the Business Combination Agreement and the Second Amended and Restated ProKidney Limited Partnership Agreement, each Converted Profits Interest that was not vested pursuant to the terms of the applicable award agreement with the applicable holder as of immediately prior to the Closing was recapitalized into a PMEL RCU and each Converted Profits Interest that was vested pursuant to the terms of the applicable award agreement with the applicable holder as of immediately prior to the Closing was recapitalized into a unit of PKLP designated as “Common Unit” (a “Post-Combination ProKidney Common Unit”). Each PMEL RCU will remain subject to vesting and forfeiture terms provided under the applicable existing award agreement with the holder and each Post-Combination ProKidney Common Unit will remain subject to the forfeiture terms of the applicable existing award agreement. Pursuant to the terms of the Second Amended and Restated ProKidney Limited Partnership Agreement and our Charter, upon the vesting of a PMEL RCU, such PMEL RCU and the corresponding restricted stock right of PKLP (a “ProKidney Class B PMEL RSR”) will automatically vest and each PMEL RCU will immediately and automatically convert, in accordance with the terms of the Second Amended and Restated ProKidney Limited Partnership Agreement, into one Post-Combination ProKidney Common Unit and, as promptly as reasonably practicable following such vesting event, the Company will settle such ProKidney Class B PMEL RSR by issuing to the holder thereof one ProKidney Class B ordinary share.
ProKidney Incentive Equity Plan
In connection with the Business Combination, the SCS Board adopted, and the SCS shareholders approved, the ProKidney Incentive Equity Plan, under which New ProKidney employees, non-employee directors, individual consultants, advisors and other service providers are eligible to receive awards based on the Compensation Committee’s determination, in its sole discretion, that an award to such individual will further the ProKidney Incentive Equity Plan’s stated purpose of promoting the long-term success of ProKidney by motivating employees and other individuals to perform at the highest level and contributing significantly to the success of ProKidney, thereby furthering the best interests of ProKidney and its shareholders. The ProKidney Incentive Equity Plan is administered by the Compensation Committee and is the primary means by which ProKidney will provide equity-based compensation to its employees and other servie providers. As of the date hereof, no grants have been made or awarded under the ProKidney Incentive Equity Plan.
The ProKidney Incentive Equity Plan provides for the issuance of 24,154,023 ProKidney Class A ordinary shares, which equals 10% of the number of ProKidney Class A ordinary shares outstanding immediately after the completion of the Business Combination on a fully diluted basis. In addition, the ProKidney Incentive Equity Plan provides for an annual increase on the first day of each fiscal year during the period beginning with fiscal year 2023 and ending on the second day of fiscal year 2032 equal to the lesser of (a) 5% of the number of outstanding ProKidney Class A ordinary shares on the last day of the immediately preceding fiscal year on a fully diluted basis, and (b) an amount determined by the Compensation Committee. The number of ProKidney Class A ordinary shares that may be subject to incentive stock options granted under the ProKidney Incentive Equity Plan is 75,567,000.
In the event of a change in control, as defined in the ProKidney Incentive Equity Plan, the Compensation Committee may take certain actions with respect to outstanding awards, including the continuation or assumption of awards, substitution or replacement of awards by a successor entity, acceleration of vesting and lapse of restrictions, determination of the attainment of performance conditions for performance awards or cancellation of awards in consideration of a payment.
ProKidney Employee Stock Purchase Plan
In connection with the completion of the Business Combination, the SCS Board adopted, and the SCS shareholders approved, the ProKidney Employee Stock Purchase Plan. The ProKidney Employee Stock Purchase Plan is administered by the Compensation Committee and provides our employees and employees of participating subsidiaries with an opportunity to acquire a proprietary interest in ProKidney through the purchase of Class A ordinary shares. Initially, the ProKidney Employee Stock Purchase Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. However, from and after such date as the Compensation Committee determines that the ProKidney Employee Stock Purchase Plan is able to satisfy the requirements under Section 423 of the Code, the ProKidney Employee Stock Purchase Plan will be intended to qualify as an “employee stock purchase plan” under Section 423 and the ProKidney Employee Stock Purchase Plan will be interpreted in a manner that is consistent with that intent.
The maximum number of our ProKidney Class A ordinary shares that may be issued pursuant to rights granted under the ProKidney Employee Stock Purchase Plan was 4,830,806 ProKidney Class A ordinary shares, which equals 2% of the number of ProKidney Class A ordinary shares outstanding immediately after the Closing on a fully diluted basis. The number of ProKidney ordinary shares reserved for issuance under the ProKidney Employee Stock Purchase Plan will automatically increase on the first day of each calendar year during the term of the ProKidney Employee Stock Purchase Plan, commencing on January 1, 2023 through January 1, 2032, by the least of (i) 5,037,800 ProKidney Class A ordinary shares, (ii) 1% of the total number of ProKidney Class A ordinary shares outstanding on a fully diluted basis on December 31 of the immediately preceding calendar year or (iii) such smaller number of our ProKidney Class A ordinary shares as determined by the Board.

Other Compensation
All of ProKidney’s NEOs are eligible to participate in its employee benefit plans, including its medical, dental, vision, life and disability insurance plans, in each case on the same basis as all of ProKidney’s other employees. ProKidney generally provides perquisites or personal benefits to its NEOs in limited circumstances.
401(k) Plan
ProKidney maintains a 401(k) plan for its ProKidney-US employees. The 401(k) plan is intended to qualify under Section 401(k) of the Code, so that contributions to the 401(k) plan by ProKidney-US employees or by ProKidney, and the investment earnings thereon, are not taxable to the employees until withdrawn from the 401(k) plan, and so that contributions by ProKidney, if any, will be deductible by ProKidney when made. Full- time employees are eligible to participate in the ProKidney-US plan. Under the 401(k) plan, ProKidney-US employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and to have the amount of such reduction contributed to the 401(k) plan. The 401(k) plan permits ProKidney to make contributions up to the limits allowed by law on behalf of all eligible ProKidney-US employees. As of December 31, 2021, ProKidney matched 50% of participating ProKidney-US employees’ contribution up to 8% of salary to the ProKidney 401(k) plan.
Defined Contribution Plan
ProKidney maintains a defined contribution plan for its ProKidney-KY employees within the Cayman Islands as required by the National Pensions Act (2012 Revision). The plan is administered by an approved provider. All of ProKidney-KY’s employees between the ages of 18 and 65 are eligible to participate in the plan, other than domestic helpers or employees who have been working in the Cayman Islands for a continuous period of less than 9 months. Under the plan, ProKidney-KY employees may contribute on earnings up to CI$87,000 (approximately US$107,000, above which level earnings are not pensionable), which contributions are matched by ProKidney-KY.
The basic contribution rate (and the maximum mandatory contribution for employees) is 5%, but ProKidney-KY may choose to contribute in excess of this percentage and reduce the employee contribution commensurately. As of December 31, 2021, ProKidney contributed 7% of ProKidney-KY employees salaries to the ProKidney-KY defined contribution plan.
Pension Benefits
We do not have any qualified or non-qualified defined benefit plans.
Nonqualified Deferred Compensation
We do not have any nonqualified defined contribution plans or other deferred compensation plan.

Director Compensation
The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2022 to each of our non-employee directors. Directors who are employed by us are not compensated for their service on the Board.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Pablo Legorreta	35,000	—	—	35,000
William F. Doyle	56,125	9,645,555(3)(4)	—	9,701,680
Alan M. Lotvin, M.D.	54,750	9,645,555(3)(4)	—	9,700,305
Brian J.G. Pereira, M.D.	51,250	9,645,555(3)(4)	—	9,696,805
Uma Sinha, Ph.D.	25,500	—	—	25,500
John M. Maraganore, Ph.D.	40,500	4,311,467(3)(5)	—	4,351,967
José Ignacio Jiménez Santos	35,000	—	—	35,000
Jennifer Fox	25,938	—	924,996	950,934
(1)
These awards relate to Legacy Profits Interests in the form of Class B-1 Units of PKLP. Upon consummation of the Business Combination PKLP’s B-1 Units were “caught up” and were converted into Class A Units of PKLP. The resulting vested and unvested Class A Units of PKLP were then recapitalized into Post-Combination ProKidney Common Units or PMEL RCUs, respectively. As of the date of grant, there was no public market for the Profits Interests. The grant date fair value of the Profits Interests was determined using contemporaneous valuations using methodologies consistent with the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately- Held Company Equity Securities Issued as Compensation.

(2)
Represents grant date fair value of stock options granted to during 2022, as computed in accordance with ASC Topic 718, not including any estimates of forfeiture. See notes 2 and 9 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 28, 2023, for a discussion of assumptions used in determining the grant date fair value of our option awards for fiscal year ended December 31, 2022. Note that amounts reported in this column reflect the accounting cost for these stock options and do not correspond to actual economic value that may be received by the executives from the stock options.

(3)
In accordance with SEC rules, amounts in this column reflect (1) the aggregate grant date fair value of the Legacy Profits Interests granted during 2022 and (2) the difference between the purchase price and estimated fair value for certain Legacy Profits Interests purchased by the director. All of the components of this cost were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation—Stock Compensation (“ASC Topic 718”), not including any estimates of forfeitures. For a discussion of valuation assumptions, see Notes 2 and 9 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 28, 2023. Note that these amounts represent the accounting cost of these awards and do not correspond to the actual economic value that may be received by the named executive officer.

(4)
For each of Mr. Doyle and Drs. Lotvin and Pereira, the compensation expense recognized relates to (1) the grant of 200,000 Legacy Profits Interests which were recapitalized into 163,857 ProKidney Class B PMEL RSRs as described above and (2) the difference between the purchase price and the estimated fair value for 1,648,352 Legacy Profits Interests which were recapitalized into 1,350,469 ProKidney Class B PMEL RSRs.

(5)
This compensation expense recognized relates to (1) the grant of 200,000 Legacy Profits Interests which were recapitalized into 163,857 ProKidney Class B PMEL RSRs as described above and (2) the difference between the purchase price and the estimated fair value for 549,451 Legacy Profits Interests which were recapitalized into 450,156 ProKidney Class B PMEL RSRs.

The following is a description of the standard compensation arrangements under which our directors are compensated for their service as directors, including as members of the various committees of our board.
The Board adopted a non-employee director compensation policy in September 2022, that is applicable to all of our non-employee directors. Prior to the adoption of this policy, however, we entered into various individual arrangements with our non-employee directors and granted options to them from time to time. This compensation policy provides that each such non-employee director will receive the following compensation for service on the Board:
•	An annual cash retainer of $40,000;
•	An additional cash retainer of $30,000 for service as the non-executive chair of the Board;
•	An additional annual cash retainer of $7,500, $6,000 and $5,000 for service as a non-chair member of the Audit Committee, Compensation Committee and the Nominating Committee, respectively;

•	An additional annual cash retainer of $16,250, $12,000, and $10,000 for service as Chair of the Audit Committee, Compensation Committee and the Nominating Committee, respectively;
•
An initial option grant (the “Initial Grant”) to purchase a number of Class A ordinary shares having an aggregate grant date fair value of $720,000, valued based on a Black-Scholes valuation method. The options subject to the Initial Grant will vest in equal monthly installments over the 36 months following the date of grant, subject to the Non-Employee Director’s Continuous Service (as defined in the Incentive Equity Plan) on each vesting date.; and

•
An annual option grant (the “Annual Grant”) to purchase a number of Class A ordinary shares having an aggregate grant date fair value of $360,000, valued based on a Black-Scholes valuation method. Such award is made on the date of each of our annual general shareholder meetings. The options subject to the Annual Grant will vest in full on the sooner of the one-year anniversary of the date of grant or the date of Company’s next annual general shareholder meeting, subject to the Non-Employee Director’s Continuous Service (as defined in the Incentive Equity Plan) through such vesting date.

Each non-employee director may make an election to receive a grant of Class A ordinary shares in lieu of all, or a portion of, their cash retainer payments described above. The number of Class A ordinary shares to be granted to the electing director will be computed by dividing the amount of cash compensation otherwise payable by the closing price of the Company’s Class A ordinary shares on the regular payment date of such cash compensation.

REPORT OF AUDIT COMMITTEE
The Audit Committee of the Board, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq Stock Market, has furnished the following report:
The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at www.prokidney.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP. In fulfilling its responsibilities for the financial statements for fiscal year December 31, 2022, the Audit Committee took the following actions:
•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management and Ernst & Young LLP, our independent registered public accounting firm;
•	Discussed with Ernst & Young LLP the matters required to be discussed in accordance with Auditing Standard No. 1301- Communications with Audit committees; and
•
Received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee and the Audit Committee further discussed with Ernst & Young LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
Members of the ProKidney Corp. Audit Committee
Jennifer Fox, Chair
William F. Doyle
Brian J. G. Pereira, M.D.
Alan M. Lotvin, M.D.

DELINQUENT SECTION 16(A) REPORTS
Our records reflect that all reports which were required to be filed with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis, except that one initial report of ownership was filed late by Mary Weger.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Compensation arrangements for our named executive officers and directors are described in the sections entitled “Executive Officer and Director Compensation – Employment Agreements” and “Director Compensation”. In this section, unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to ProKidney Corp. and its subsidiaries after the Closing; “ProKidney” refers to ProKidney LP and its subsidiaries prior to the Closing and to ProKidney Corp. following the Closing; and “SCS” refers to SCS prior to the Closing.
Exchange Agreement
On the Closing Date, the Company entered into an exchange agreement (the “Exchange Agreement”) with PKLP and certain Closing ProKidney Unitholders (as defined in the Exchange Agreement) pursuant to which, subject to the procedures and restrictions therein, from and after the waiver or expiration of any contractual lock-up period (including pursuant to the Lock-Up Agreement (as defined below) the holders of Post-Combination ProKidney Common Units (or certain permitted transferees thereof) will have the right from time to time at and after 180 days following the Closing to exchange their Post-Combination ProKidney Common Units and an equal number of Class B ordinary shares of the Company on a one-for-one basis for Class A ordinary shares of the Company (the “Exchange”); provided, that, subject to certain exceptions, the Company, at its sole election, subject to certain restrictions, may, other than in the case of certain secondary offerings, instead settle all or a portion of the Exchange in cash based on a volume weighted average price (“VWAP”) of a Class A ordinary share. The Exchange Agreement provides that, as a general matter, a holder of Post-Combination ProKidney Common Units will not have the right to exchange Post-Combination ProKidney Common Units if the Company determines that such exchange would be prohibited by law or regulation or would violate other agreements with the Company and its subsidiaries to which the holder of Post-Combination ProKidney Common Units may be subject, including the Second Amended and Restated ProKidney Limited Partnership Agreement and the Exchange Agreement.
Lock-Up Agreement
On the Closing Date, the Company, SCS Sponsor III LLC and certain Closing ProKidney Unitholders entered into a lock-up agreement (the “Lock-Up Agreement”). The Lock-Up Agreement contains certain restrictions on transfer with respect to the SCS Sponsor III LLC and the Closing ProKidney Unitholders party thereto. Such restrictions began at the Closing and would end on the earlier of (i) the date that is 180 days after the Closing and (ii)(a) for 33% of the Lock-Up Shares (other than the Earnout Shares and the PIPE Shares), the date on which the last reported sale price of a Class A ordinary share of the Company equals or exceeds $12.50 per share for any 20 trading days within any 30-trading day period commencing at least 30 days after the Closing and (b) for an additional 50% of the Lock-Up Shares (other than the Earnout Shares and the Private Placement Shares (as each such term is defined in the Lock-Up Agreement)), the date on which the last reported sale price of a Class A ordinary share of the Company equals or exceeds $15.00 per share for any 20 trading days within any 30-trading day period commencing at least 30 days after the Closing. Notwithstanding the above, (i) the lock-up period for any Earnout Shares will expire not earlier than 180 days after such Earnout Shares are issued; (ii) 50% of the Lock-Up Shares held by certain Closing ProKidney Unitholders and their affiliates will remain locked up until the earlier of four years following the Closing and the date that PKLP receives notice of any regulatory market authorization, including full or conditional authorization, to market its lead product candidate, Renal Autologous Cell Therapy (but, in any event, not earlier than 180 days following the Closing or (in the case of Earnout Shares) the date of issuance); and (iii) the lock-up period for the Private Placement Shares expired 30 days after the Closing. The restrictions on transfer set forth in the Lockup Agreement are subject to customary exceptions.
Tax Receivable Agreement
On the Closing Date, the Company entered into a tax receivable agreement (the “Tax Receivable Agreement”) with the Closing ProKidney Unitholders. Pursuant to the Tax Receivable Agreement, among other things, the Company will be required to pay the Closing ProKidney Unitholders party thereto 85% of certain tax savings recognized by the Company, if any, as a result of the increases in tax basis attributable to exchanges by the Closing ProKidney Unitholders of Post-Combination ProKidney Common Units for Class A ordinary shares of the Company or, subject to certain restrictions, cash, pursuant to the Exchange Agreement and certain other tax attributes of PKLP and tax benefits related to entering into the Tax Receivable Agreement.

Earnout Rights
At the Closing, certain shareholders were issued an aggregate of 17,500,000 Earnout Restricted Common Units and 17,500,000 Earnout Restricted Stock Rights (collectively, the “Earnout Rights”). The Earnout Rights vest in three equal tranches if, during the five-year period after Closing, the VWAP of a Class A ordinary share reaches $15.00 per share, $20.00 per share and $25.00 per share. Likewise, the Earnout Rights will vest upon a change of control with a per share price exceeding the those same VWAP thresholds within a five-year period immediately following the Closing. Upon vesting, the Earnout Rights will automatically convert into Post Combination ProKidney Common Units and Class B ordinary shares.
Related Party Debt
On January 18, 2022, in connection with the execution of the Business Combination Agreement, the Company entered into the Promissory Notes. Through such promissory notes, the holders could fund up to $100,000,000 to support the operational financing needs of the Company prior to the Closing. These notes bore interest at a rate of 3% per annum and were due upon the earliest of either (i) the date on which the Business Combination closed or (ii) January 17, 2023.
Drawdowns on the Promissory Notes could be made in multiples of $10,000 unless otherwise agreed upon. Once an amount was drawn down under the Promissory Notes, it was no longer available for future drawdown requests even if prepaid.
During the year ended December 31, 2022, the Company borrowed $35,000,000 under the Promissory Notes. During the year ended December 31, 2022, the Company recognized interest expense of $207,000, respectively related to the Promissory Notes. The amounts due under the Promissory Notes were paid, and the Promissory Notes were effectively terminated upon the “Closing”.
Consulting Services Agreement between ProKidney-KY and Nefro Health
On January 1, 2020, ProKidney-KY (formerly known as inRegen) entered into a consulting services agreement with Nefro Health (“Nefro”), an Irish partnership controlled and majority-owned by Mr. Pablo Legorreta, a director of the Company and Legacy GP and a holder of over 5% of Class A Units in PKLP, pursuant to which Nefro provides consulting services for the research and development of the Company’s product candidates, including the conduct of clinical trials in North America and the European Union, the design and manufacturing of ProKidney’s product candidates as well as pre-commercialization activities, which are primarily performed by Mr. Pablo Legorreta. Under the agreement, Nefro receives $25,000 per quarter and is reimbursed for any out-of-pocket expenses incurred in connection with activities Nefro conducted under the agreement. ProKidney-KY has paid Nefro an aggregate of $100,000 for each of the years ended December 31, 2022, 2021 and 2020. The initial term of the consulting services agreement continued through December 31, 2020 and was renewed pursuant to the provision allowing for automatic renewals for additional periods of one year each unless terminated by either party by providing written notice to the other party at least ninety (90) days prior to the scheduled termination date. Either party may terminate this agreement upon the occurrence of a material breach by the other party in the performance of its obligations under the agreement or in respect of any provision, representation, warranty or covenant if such breach has not been cured within thirty (30) days after receiving written notice from the non-breaching party. Additionally, either of the parties may terminate the consulting services agreement for any reason upon giving thirty (30) days’ advance notice of such termination to the other party. In the event of such termination, ProKidney-KY will be obligated to pay Nefro any earned but unpaid consulting fee as of the termination date.
Consulting Services Agreement between ProKidney-US and Nefro Health
On January 1, 2020, ProKidney-US (formerly known as Twin City Bio, LLC) entered into a consulting services agreement with Nefro, pursuant to which Nefro provides consulting services for the research and development of the Company’s product candidates, including the conduct of clinical trials in North America and the European Union, the design and manufacturing of the Company’s product candidates as well as pre-commercialization activities, which are primarily performed by Mr. Pablo Legorreta. Under the agreement, Nefro receives $25,000 per quarter and is reimbursed for any out-of-pocket expenses incurred in connection with activities Nefro conducted under the agreement. ProKidney-US has paid Nefro an aggregate of $100,000 for each of the years ended December 31, 2022, 2021 and 2020. The initial term of the consulting services agreement continued through December 31, 2020 and was renewed pursuant to the provision allowing for automatic renewals for additional periods of one year each unless terminated by either party by providing written notice to the other party at least ninety (90) days prior to the scheduled termination date. Either party may terminate this agreement upon the occurrence of a material breach by the other party in the performance of its obligations under the agreement or in respect of any provision, representation, warranty or covenant if such breach has not been cured within thirty (30) days after receiving written notice from the non-breaching party. Additionally, either of the parties may terminate the consulting services agreement for any reason upon giving thirty (30) days’ advance notice of such termination to the other party. In the event of such termination, ProKidney-US will be obligated to pay Nefro any earned but unpaid consulting fee as of the termination date.
Indemnification Agreements
We have entered into customary indemnification agreements with our executive officers and directors that provide, in general, that we will provide them with customary indemnification in connection with their service to us or on our behalf.
These indemnification agreements require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ and officers’ insurance, if available on reasonable terms.

PROPOSAL NO. 1

ELECTION OF DIRECTORS
The Board has voted to nominate William F. Doyle, Alan M. Lotvin, M.D., and Brian J. G. Pereira, M.D. for election at the annual meeting for a term of three years to serve until the 2026 annual meeting of shareholders, and until their respective successors are elected and qualified. The Class II directors (Jennifer Fox, John M. Maraganore, Ph.D. and José Ignacio Jiménez Santos) and the Class III directors (Tim Bertram, Ph.D., Pablo Legorreta, Uma Sinha, Ph.D.) will serve until the annual general meetings of shareholders to be held in 2024 and 2025, respectively, and until their respective successors have been elected and qualified.
Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of William F. Doyle, Alan M. Lotvin, M.D., and Brian J. G. Pereira, M.D. as directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.
Resolutions
An ordinary resolution, being a resolution passed by the holders of not less than a simple majority of the ProKidney Class A and Class B ordinary shares, voting as a single class, represented in person or by proxy and entitled to vote thereon and who vote at the annual meeting, is required for the election of each director.
The full text of the resolutions to be proposed is as follows:
“RESOLVED, as an ordinary resolution of the holders of the Company’s Class A ordinary shares and Class B ordinary shares, voting together as a single class, that William F. Doyle be appointed to serve as a Class I director on the Board for a three-year term that will expire at the annual general meeting of shareholders in 2026.”
“RESOLVED, as an ordinary resolution of the holders of the Company’s Class A ordinary shares and Class B ordinary shares, voting together as a single class, that Alan M. Lotvin, M.D. be appointed to serve as a Class I director on the Board for a three-year term that will expire at the annual general meeting of shareholders in 2026.”
“RESOLVED, as an ordinary resolution of the holders of the Company’s Class A ordinary shares and Class B ordinary shares, voting together as a single class, that Brian J. G. Pereira, M.D. be appointed to serve as a Class I director on the Board for a three-year term that will expire at the annual general meeting of shareholders in 2026.”
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF WILLIAM F.
DOYLE, ALAN M. LOTVIN, M.D., AND BRIAN J. G. PEREIRA, M.D. AS DIRECTORS, AND PROXIES
SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER
HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Ernst & Young LLP, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2023. Ernst & Young LLP has served as our independent registered public accounting firm since 2019. The Board proposes that the shareholders ratify this appointment. Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2022. We expect that representatives of Ernst & Young LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.
In deciding to appoint Ernst & Young LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Ernst & Young LLP and concluded that Ernst & Young LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2023.
Summary of Fees
The Audit Committee has adopted a policy for the pre-approval of all audits and permitted non-audit services that may be performed by our independent registered public accounting firm. Under the policy, the Audit Committee must give prior approval for any amount or type of service within four categories—audit, audit-related, tax services or, to the extent permitted by law, other services—that the independent auditor provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these four categories. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. For any pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, whether the auditor is best positioned to provide the most cost-effective and efficient service and whether the service might enhance our ability to manage or control risk or improve audit quality. The Audit Committee may delegate to one or more of its members authority to approve a request for pre-approval, provided the member reports any approval so given to the Audit Committee at its next scheduled meeting. All fees incurred subsequent to our IPO were pre-approved by the Audit Committee.
The following table summarizes the aggregate fees billed for professional services rendered by Marcum LLP in 2021 and by Ernst & Young LLP to us in 2022 and 2021. A description of these various fees and services follows the table (in thousands).
Name	2022	2021
Audit Fees(1)	$1,502	$119
Audit-Related Fees	—	—
Tax Fees(2)	346	—
All Other Fees(3)	2	—
(1)
Audit Fees: This category represents fees for professional services provided in connection with the audit of our financial statements, review of our quarterly financial statements, and audit services pertaining to other regulatory filings such as our proxy statements and registration statements filed in connection with the Business Combination in 2022.

(2)	Tax Fees: This category consists of tax compliance, tax planning and tax advice.
(3)	All Other Fees: This category consists of fees for permitted services other than the services reported in audit fees and tax fees.
In the event that our shareholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the Audit committee will reconsider its appointment.
An ordinary resolution, being a resolution passed by the holders of not less than a simple majority of the ProKidney Class A and Class B ordinary shares, voting as a single class, represented in person or by proxy and entitled to vote thereon and who vote at the annual meeting, is required to ratify the appointment of the independent registered public accounting firm.

Resolution
The full text of the resolution to be passed is as follows:
“RESOLVED, as an ordinary resolution, that the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022 be confirmed, ratified and approved in all respects.”
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT
OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM,
AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION
UNLESS A SHAREHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF ETHICS AND BUSINESS CONDUCT
We have adopted a code of ethics and business conduct that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of ethics and business conduct is posted on our website at www.prokidney.com is filed with the SEC as an exhibit to our Annual Report on Form 10-K will be made available to shareholders without charge, upon request, in writing to the Corporate Secretary at 2000 Frontis Plaza Blvd, Suite 250, Winston-Salem, North Carolina 27103. Disclosure regarding any amendments to, or waivers from, provisions of the code of ethics and business conduct that apply to our directors, principal executive officer and principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market.
OTHER MATTERS
The Board knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.
SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
To be considered for inclusion in the proxy statement relating to our 2024 annual general meeting of shareholders, we must receive shareholder proposals (other than for director nominations) no later than 120 days prior to the date that is one year from this year’s mailing date, or, if the date of the 2024 annual general meeting has been advanced or delayed by more than 30 days from the date of this year’s annual general meeting, then the deadline will be set by the Board and must be a reasonable time before the Company begins to print and send its related proxy materials. Nominations and proposals also must satisfy other requirements set forth in the Charter. Proposals that are not received in a timely manner will not be voted on at the 2024 annual general meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All shareholder proposals should be marked for the attention of Corporate Secretary, 2000 Frontis Plaza Blvd, Suite 250, Winston-Salem, North Carolina 27103.
THE BOARD OF DIRECTORS
Winston-Salem, North Carolina
May 26, 2023

PROKIDNEY

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PROK2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V18302-P92193 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PROKIDNEY CORP.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. William F. Doyle	☐	☐	☐
1b. Alan M. Lotvin, M.D.	☐	☐	☐
1c. Brian J. G. Pereira, M.D.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The shareholder materials are available at www.proxyvote.com.

V18303-P92193

PROKIDNEY CORP.
ANNUAL GENERAL MEETING OF SHAREHOLDERS
JUNE 29, 2023 10:00 A.M., EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) Tim Bertram and James Coulston, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of ProKidney Corp. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 10:00 a.m., Eastern Time on June 29, 2023, at Unit 5-205, Governors Square Boardroom, 23 Lime Tree Bay Avenue, West Bay, Grand Cayman and/or www.virtualshareholdermeeting.com/PROK2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE